Exhibit 2.1

STOCK EXCHANGE AGREEMENT

among:

TARANTELLA, INC.,

a California corporation;

CASTSTREAM, INC.

a California corporation;

and

THE SHAREHOLDERS OF CASTSTREAM, INC.

Dated as of March 29, 2004

STOCK EXCHANGE AGREEMENT

THIS STOCK EXCHANGE AGREEMENT (“Agreement”) is made and entered into as of March 29, 2004, by and among Tarantella, Inc., a California corporation (“Tarantella”); Caststream, Inc., a California corporation (the “Company”) 13906 Ravenwood Drive, Saratoga, California 95070; the shareholders of Company listed on Schedule I (each a “Shareholder” and collectively, the “Shareholders”). Certain capitalized terms used in this Agreement are defined in Exhibit A.

RECITALS

A. This Agreement is intended to be a reorganization within the meaning of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended. Tarantella intends to acquire all of the issued and outstanding capital stock of the Company from the Shareholders in exchange solely for shares of voting stock of Tarantella. Upon consummation of the transactions contemplated herein the Company will become a wholly-owned subsidiary of Tarantella.

B. This Agreement has been adopted and approved by the respective boards of directors of Tarantella and the Company and by all of the Shareholders.

C. As of the Closing Date of this Agreement, each Shareholder owns that number of shares of Company Capital Stock (as hereafter defined) as set forth on Schedule I.

AGREEMENT

The parties to this Agreement agree as follows:

SECTION 1. EXCHANGE OF SHARES; RELATED TRANSACTIONS

1.1 Exchange of Shares

(a) At the Closing (as defined below), Tarantella shall purchase and each of the Shareholders shall sell, assign, transfer and deliver the shares of Company Capital Stock set forth on Schedule I, representing one hundred percent (100%) of the Company Capital Stock, to Tarantella in exchange for the Exchange Shares (as defined below), issued in the name of each Shareholder in a number equal to the amount set forth on Schedule I subject to the terms and conditions of this Agreement (the “Transaction”).

(b) In exchange for the Company Capital Stock and subject to Section 1.2 below, Tarantella shall pay to the Shareholders an aggregate of (i) 100,000 shares of Tarantella Common Stock (the “Common Shares”) and (ii) the right to acquire an aggregate of 100,000 Warrant Shares at the per share price and upon the terms and subject to the conditions of the Warrants (the Common Shares and Warrant Shares being collectively referred to herein as the “Exchange Shares”), issued in the name of each Shareholder in an number equal to the amount set forth on Schedule I, on the terms and subject to the conditions set forth in this Agreement.

1.2 Escrow. As soon as practicable after the Closing, the Exchange Shares will be deposited and held in escrow in accordance with the terms set forth in the Escrow Agreement, attached hereto as Exhibit H, as the source of indemnification payments that may become due to Tarantella pursuant to Section 4. The delivery of the Exchange Shares to the Escrow Agent will be made by Tarantella on behalf of each of the Shareholders (on a pro rata basis in accordance with their respective ownership interest in the Company immediately prior to the Closing) in accordance with the provisions hereof, with the same force and effect as if such shares had been delivered by Tarantella directly to each Shareholder and subsequently delivered by each Shareholder to the Escrow Agent.

(a) Upon the Closing, and without further act of any Shareholder, Stephen Bannerman shall be appointed as agent and attorney-in-fact for and on behalf of himself and the other Shareholders (the “Securityholder Agent”), and is authorized to enter into the Escrow Agreement on behalf of the Shareholders, to give and receive notices and communications regarding the delivery to Tarantella of any property or securities from the Escrow Fund in satisfaction of claims by Tarantella, to negotiate, enter into settlements and compromises of, and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of Securityholder Agent for the accomplishment of the foregoing. Such agency may be changed by the Shareholders from time to time upon not less than thirty (30) days prior written notice to Tarantella. No bond shall be required of the Securityholder Agent, and the Securityholder Agent shall not receive compensation for his services. Notices or communications to or from the Securityholder Agent, only for purposes of the Escrow Agreement, shall constitute notice to or from each Shareholder.

(b) The Securityholder Agent shall not be liable for any act done or omitted while serving as Securityholder Agent, while acting in good faith and in the exercise of reasonable judgment.

(c) Actions of the Securityholder Agent. A decision, act, consent or instruction of the Securityholder Agent with respect to the Escrow shall constitute a decision of the Shareholders and shall be final, binding and conclusive, and the Escrow Agent and Tarantella may rely upon any such decision, act, consent or instruction of the Securityholder Agent as being the decision, act, consent or instruction of each Shareholder.

(d) For the purpose of compensating Tarantella or any Indemnified Person for its Losses pursuant to this Agreement, the value per share of the Exchange Shares (i.e., of the Tarantella Common Stock and the Warrant Shares comprising the Escrow Fund) shall be the average closing price of Tarantella Common Stock for the five trading days immediately prior to the Closing Date.

1.3 Closing

(a) Closing Date. The consummation of the transactions contemplated by this Agreement (the “Closing”) shall take place at 1:00 p.m. on March 29, 2004 at Tarantella’s principal offices at 425 Encinal Street, Santa Cruz, California 95060 or at such other place, date and time as the parties hereto may otherwise agree (the “Closing Date”).

(b) Pre-Closing Conditions. Prior to the Closing the following obligations shall have been satisfied:

(i) All authorizations, consents, orders or approvals of, or declarations or filings with, or expiration of waiting periods imposed by, any Governmental Body necessary for the consummation of the transactions contemplated by this Agreement shall have been filed, occurred or been obtained.

(ii) No action, suit or proceeding shall have been instituted or threatened before any court or governmental body seeking to challenge or restrain the transactions contemplated hereby.

(iii) The Shareholders and all employees of the Company shall have executed and delivered an Invention Assignment Agreement, in the form of Exhibit C, to the Company.

(iv) The representations and warranties of each party set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, and Tarantella shall have received certificates signed by the chief executive officer of the Company and each Shareholder to such effect, and the Company to such effect substantially in the form of Exhibits E and F, respectively.

(v) The Company and the Shareholders shall have performed all obligations required to be performed by it and them under this Agreement prior to the Closing Date, and Tarantella shall have received certificates signed by the Company’s chief financial officer and each Shareholder to such effect, and the Company’s certificate shall further state that since June 30, 2003, there shall have been no Material Adverse Effect in the financial condition, results of operations, business or assets of Seller.

(c) Delivery at Closing. At and effective as of the Closing, the parties hereto shall take such actions and execute and deliver, or cause to be executed and delivered, such agreements and other documents and instruments as are necessary or appropriate to effect the transactions contemplated by this Agreement in accordance with its terms, including the following:

(i) The Secretary of the Company shall deliver to Tarantella: (A) an executed certificate substantially in the form of Exhibit D, pursuant to which the Secretary represents and warrants to Tarantella (i) that attached to such certificate are (A) resolutions duly adopted by the Board of Directors of the Company and the Shareholders of the Company authorizing and approving the Transaction contemplated by this Agreement (the authorization of the Shareholders being substantially in the form of Exhibit K); and (B) a true and correct copy of the Articles of Incorporation of the Company; and (ii) as the incumbency of the officers of the Company authorized to execute this Agreement;

(ii) The Chief Executive Officer of the Company and each of the Shareholders shall execute and deliver to Tarantella a certificate (a “Closing Certificate”) in the form of Exhibit E (with respect to the Company) and Exhibit F (with respect to the Shareholders), setting forth that (A) each of the representations and warranties made by the Company and the Shareholders in this Agreement are true and correct as of the date of this Agreement and are true and correct in all material respects as of the Closing Date, (B) each of the covenants and obligations that the Company and the Shareholders are required to have complied with or performed pursuant to this Agreement at or prior to the Closing has been duly complied with and performed in all material respects;

(iii) The officers and directors of the Company shall resign from their positions as officers and directors of the Company and shall deliver to Tarantella letters substantially in the form of Exhibit G to such effect;

(iv) The Shareholders shall deliver to Tarantella (A) the stock certificates representing one hundred percent (100%) of the outstanding shares of Company Capital Stock, duly endorsed (or accompanied by duly executed stock powers) and with signatures notarized by a Notary Public, and (B) any required Spousal Consent, executed by the Shareholder’s spouse, if any, in the form of Exhibit J.

(v) This Agreement and the transactions it contemplates shall have been approved and adopted by such vote of the holders of the outstanding shares of the Company’s Capital Stock entitled to vote thereon as is required to approve such transactions, and shall have otherwise been approved as required by law and the charter documents of the Company;

(vi) The parties hereto shall have entered into the Escrow Agreement and such agreement shall remain in full force and effect;

(vii) The Company shall register, record and/or file any and all necessary documents and shall take any and all necessary actions with the required Governmental Bodies to transfer record ownership of all Company Assets (as defined in Exhibit A) to Tarantella;

(viii) Tarantella shall have received such other documents, instruments or certificates as Tarantella may reasonably request of the Company or the Shareholders.

1.4 Effect of Transaction; Assumption of Indebtedness. As a result of the transactions contemplated hereby, the Company will, immediately following the Closing, become a wholly-owned subsidiary of Tarantella, which shall, by virtue of the completion of the transactions provided for in this Agreement, become the record and beneficial owner of all of the issued and outstanding Capital Stock of the Company, and there shall be no outstanding options, warrants or rights to subscribe for or purchase the Company’s Capital Stock. Tarantella will only assume and agree to pay, perform, fulfill and discharge when due the accrued but unpaid liabilities of the Company as of the Closing Date, specifically set forth on Section 1.4 of the Disclosure Schedule (the “Assumed Liabilities).

1.5 Further Action. If, at any time after the Closing Date, any further action is determined by Tarantella to be necessary or desirable to carry out the purposes of this Agreement or to vest Tarantella with full right, title and possession of and to all rights and property of the Company, the officers and directors of Tarantella shall be fully authorized (in the name of the Company and otherwise) to take such action.

SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SHAREHOLDERS

Except as set forth in the Company’s Disclosure Schedule, attached hereto as Exhibit B, each of the Company and each of the Shareholders jointly and severally represent and warrant to Tarantella as follows (except with respect to Section 2.15 which only the Shareholders represent and warrant to Tarantella):

2.1 Due Organization; No Subsidiaries; Etc.

(a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California and any other state in which it is qualified, authorized, registered or licensed to do business, and has all necessary power and authority: (i) to conduct its business in the manner in which its business is currently being conducted and in the manner in which its business is proposed to be conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used and in the manner in which its assets are proposed to be owned and used; and (iii) to perform its obligations under all Contracts by which it is bound.

(b) Except as set forth in Section 2.1(b) of the Disclosure Schedule, the Company has not conducted any business under or otherwise used, for any purpose or in any jurisdiction, any fictitious name, assumed name, trade name or other name, other than the name “Caststream, Inc.”

(c) The Company is not, and has not been, required to be qualified, authorized, registered or licensed to do business as a foreign corporation in any jurisdiction, except where the failure to be so qualified, authorized, registered or licensed has not had and will not have a Material Adverse Effect on the Company.

(d) The Company does not have and has never had any subsidiaries, and does not own or ever owned, beneficially or otherwise, any shares or other securities of, or any direct or indirect interest of any nature in, any other Entity.

2.2 Certificate of Incorporation and Bylaws; Records. The Company has delivered to Tarantella accurate and complete copies of: (a) the Company’s Articles of Incorporation including all amendments thereto; and (b) the stock records of the Company. There have been no meetings or other proceedings or actions of the shareholders of the Company or the board of directors of the Company that are not fully reflected in the minutes or other records of the Company. There has not been any violation of any of the provisions of the Company’s Articles of Incorporation or of any resolution adopted by the Company’s shareholders or the Company’s board of directors. The books of account, stock records, and other records of the Company are complete in all material respects.

2.3 Capitalization, Etc.

(a) The authorized capital stock of the Company consists of 10,000,000 shares of Common Stock, no par value, of which 10,000,000 shares have been issued and are outstanding (“Capital Stock”) as set forth on Schedule I. The Company does not now, and never has had, a Stock Option Plan or any other plan pursuant to which stock options or other rights, including but not limited to, warrants, subscriptions, calls or other rights to purchase securities of the Company have been issued to any Person. There are no shares of capital stock held in the Company’s treasury. There are no beneficial or record owners of the Company’s Capital Stock other than the Shareholders, except as set forth in Section 2.3(a) of the Disclosure Schedule, which sets forth the names and addresses of all such Company stockholders other than the Shareholders and the number of shares of Company Common Stock owned by each of such stockholders. All of the outstanding shares of Company’s Capital Stock have been duly authorized and validly issued, and are fully paid and non-assessable, and none of such shares is subject to any repurchase option or restriction on transfer (other than restrictions on transfer imposed by virtue of applicable federal and state securities laws). Each of the Shareholders has good and valid title to the Company Common Stock listed opposite such Shareholder’s name on Schedule I free and clear of any and all Encumbrances, and as of the Closing Date, Tarantella will acquire good and valid title to all of the outstanding shares of Company Capital Stock free and clear of any and all Encumbrances.

(b) Except as set forth in Section 2.3(b) of the Disclosure Schedule, there is no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire, or otherwise relating to, any shares of the capital stock or other securities of the Company; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of the Company; (iii) Contract under which the Company is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities; or (iv) condition or circumstance that may give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of the Company.

(c) All outstanding shares of Company Capital Stock have been issued in compliance with (i) all applicable securities laws and other applicable Legal Requirements, and (ii) all requirements set forth in applicable Contracts.

(d) Any shares of Capital Stock or other securities repurchased, redeemed or otherwise reacquired by the Company were validly reacquired in compliance with (i) the applicable provisions of the Corporation Code of the State of California and all other applicable Legal Requirements, and (ii) any requirements set forth in applicable Contracts.

2.4 Financial Statements. The Company has provided Tarantella (i) its unaudited balance sheet as of December 31, 2003 and (ii) its unaudited statement of income and cash flows for the twelve months ending December 31, 2003 (collectively, the “Financial Statements”). The Financial Statements, together with the notes thereto, are complete and correct in all material respects, present fairly the financial condition and position of the Company as of December 31, 2003 and the year ended December 31, 2003, and the Financial Statements provided as of such dates have been prepared in accordance with generally accepted accounting principles in all material respects and applied on a consistent basis throughout the periods indicated, except as disclosed therein; provided, however, that the unaudited financial statements are subject to normal recurring year-end audit adjustments (which are not expected to be material), and do not contain all footnotes required under generally accepted accounting principles.

2.5 Changes. Except as set forth in Section 2.5 of the Disclosure Schedule, since June 30, 2003, there has not been any material adverse change in the business, financial condition, operations, results of operations, or future prospects of any of the Company. Without limiting the generality of the foregoing, except as set forth in Schedule 2.5 of the Disclosure Schedule, since such date:

(a) there have been no transaction by the Company except in the ordinary course of business as conducted on September 30, 2003 and consistent with past practices;

(b) the Company has not sold, leased, transferred, licensed or assigned any of its assets, tangible or intangible, other than for a fair consideration in the ordinary course of business;

(c) the Company has not entered into any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) either involving more than $5,000 or outside the ordinary course of business;

(d) no party (including the Company) has accelerated, terminated, modified, or cancelled any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) involving more than $5,000 to which the Company is a party or by which it is bound;

(e) there has been no destruction of, damage to or loss of any material assets, business or customer of the Company (whether or not covered by insurance);

(f) the Company has not imposed any Security Interest upon any of its assets, tangible or intangible;

(g) the Company has not changed its accounting methods or practices (including any change in depreciation or amortization policies or rates);

(h) the Company has not revalued any of its assets;

(i) the Company has not made any capital expenditure or investment in (or series of related capital expenditures or investments in) either involving more than $5,000, individually or in the aggregate, or outside the ordinary course of business;

(j) the Company has not issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation either involving more than $5,000, individually or in the aggregate;

(k) the Company has not delayed or postponed the payment of accounts payable and other liabilities outside the ordinary course of business;

(l) the Company has not cancelled, compromised, waived, or released any right or claim (or series of related rights and claims), including any write-off or other compromise of any accounts receivable, outside the ordinary course of business;

(m) the Company has not granted any license or sublicense of any rights under or with respect to any Company Proprietary Asset except in the ordinary course of business;

(n) there has been no commencement or written notice or, to the knowledge of the Company or of the Shareholders, threat of commencement of any lawsuit or proceeding against or investigation of the Company or its affairs;

(o) there has not been any notice of any claim of ownership by a third party of any Company Proprietary Asset or of infringement by the Company of any third party’s intellectual property rights;

(p) there has been no event or condition of any character that has or could be reasonably expected to have a Material Adverse Effect on the Company;

(q) there has been no change made or authorized in the charter or bylaws of the Company;

(r) the Company has not issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its Capital Stock;

(s) the Company has not declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock;

(t) the Company has not made any loan to, or entered into any other transaction with, any of its directors, officers, and employees outside the ordinary course of business;

(u) there has been no labor trouble or claim of wrongful discharge or other unlawful labor practice or action involving the Company;

(v) the Company has not granted any increase in the compensation (including without limitation, salary, wage, bonus, benefits and non-cash compensation) of any of its directors, officers, employees, advisors or consultants outside the ordinary course of business;

(w) the Company has not adopted, amended, modified, or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers or employees; and

(x) the Company has not had any negotiations, discussions, agreements or commitments to do any of the things described in any of the foregoing clauses.

2.6 Liabilities. Except as set forth in Section 2.6 of the Disclosure Schedule, the Company does not have any liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured, unmatured or other (whether or not required to be reflected in financial statements in accordance with generally accepted accounting principles), which individually or in the aggregate, (i) has not been reflected in the Financial Statements, or (ii) has not arisen in the ordinary course of the Company’s business since the date of the December 31, 2003, consistent with past practices, other than liabilities, indebtedness, obligations, expenses, claims, deficiencies, guaranties or endorsements which are not, individually or in the aggregate, reasonably expected to be material to the Company.

2.7 Title to Properties and Assets; Liens, Etc. The Company does not now own, nor has it ever owned, any real property, and it does not now, nor has it ever held, any leasehold interest(s) in real property. The Company has good, indefeasible and freely transferable title to its properties and assets, including the properties and assets reflected in the most recent balance sheet included in the Financial Statements, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge except as set forth on Section 2.7 of the Disclosure Schedule, other than (i) those resulting from taxes which have not yet become delinquent, (ii) minor liens and encumbrances which do not materially detract from the value of the property subject thereto or materially impair the operations of the Company, and (iii) those that have otherwise arisen in the ordinary course of business. The Company is in compliance with all material terms of each lease to which it is a party or is otherwise bound.

2.8 Proprietary Assets.

(a) Section 2.8(a)(1) of the Disclosure Schedule sets forth, with respect to each Company Proprietary Asset that has been registered, recorded or filed with any Governmental Body or with respect to which an application has been filed with any Governmental Body, (i) a brief description of such Company Proprietary Asset, and (ii) the names of the jurisdictions covered by the applicable registration, recordation, filing or application. Section 2.8(a)(2) of the Disclosure Schedule identifies and provides a brief description of all other Company Proprietary

Assets owned by the Company including but not limited to Company Proprietary Assets that have not been registered, recorded or filed with any Governmental Body or is not the subject of an application has been filed with any Governmental Body. Section 2.8(a)(3) of the Disclosure Schedule identifies and provides a brief description of each Company Proprietary Asset that is owned by any other Person and that is licensed to or used by the Company (except for any Company Proprietary Asset that is licensed to the Company under any third party software license that (1) is generally available to the public at a cost of less than $5,000, and (2) imposes no future monetary obligation on the Company) and identifies the license agreement or other agreement under which such Company Proprietary Asset is being licensed to or used by the Company. Except as set forth in Section 2.8(a)(4) of the Disclosure Schedule, the Company has good, valid, indefeasible and freely transferable title to all of the Proprietary Assets identified in Sections 2.8(a)(1) and 2.8(a)(2) of the Disclosure Schedule, free and clear of all liens and other Encumbrances, and has a valid right to use all Proprietary Assets identified in Section 2.8(a)(3) of the Disclosure Schedule. Except as set forth in Section 2.8(a)(5) of the Disclosure Schedule, the Company is not obligated to make any payment to any Person for the use of any Company Proprietary Asset. Except as set forth in Section 2.8(a)(6) of the Disclosure Schedule, the Company is free to use, modify, copy, distribute, sell, license or otherwise exploit each of the Company Proprietary Assets on an exclusive basis (other than Company Proprietary Assets consisting of software licensed to the Company under third party licenses generally available to the public, with respect to which the Company’s rights are not exclusive).

(b) The Company has taken all commercially reasonable measures and precautions necessary to protect and maintain the confidentiality and secrecy of all Company Proprietary Assets (except Company Proprietary Assets whose value would be unimpaired by public disclosure) and otherwise to maintain and protect the value of all Company Proprietary Assets. Except as set forth in Section 2.8(b) of the Disclosure Schedule, the Company has not disclosed or delivered or permitted to be disclosed or delivered to any Person, and no Person (other than the Company) has access to or has any rights with respect to, the source code, or any portion or aspect of the source code, of any Company Proprietary Asset.

(c) To the knowledge of each of the Company or the Shareholders, none of the Company Proprietary Assets infringes or conflicts with any Proprietary Asset owned or used by any other Person, and except as set forth in Section 2.8(c) of the Disclosure Schedule, the Company is not infringing, misappropriating or making any unlawful use of, and the Company has not at any time infringed, misappropriated or made any unlawful use of, or received any notice or other communication of any actual, alleged, possible or potential infringement, misappropriation or unlawful use of, any Proprietary Asset owned or used by any other Person, and except as set forth in Section 2.8(c) of the Disclosure Schedule, no other Person is infringing, misappropriating or making any unlawful use of, and no Proprietary Asset owned or used by any other Person infringes or conflicts with any Company Proprietary Asset.

(d) To the knowledge of each of the Company and the Shareholders, the Company Proprietary Assets constitute all the Proprietary Assets necessary to enable the Company to conduct its business in the manner in which such business has been conducted.

Except as set forth in Section 2.8(d) of the Disclosure Schedule, (i) the Company has not licensed any of the Company Proprietary Assets to any Person on an exclusive basis, and (ii) the Company has not entered into any covenant not to compete or Contract limiting its ability to exploit fully any of its Proprietary Assets or to transact business in any market or geographical area or with any Person.

(e) Except as set forth in Section 2.8(e) of the Disclosure Schedule, all current and former employees of the Company, and all current and former consultants and independent contractors to the Company, have executed and delivered to the Company written agreements (containing no exceptions to or exclusions from the scope of their coverage) that are substantially identical to the form of the Invention Assignment attached hereto as Exhibit C, and Confidentiality Agreements in the form previously provided to Tarantella. Each Invention, as contemplated by such Invention Assignment and Confidentiality Agreement, conceived, made or authored by any former and current employees, contractors and/or consultants of the Company are listed in Section 2.8(e) of the Disclosure Schedule.

(f) Except as set forth in Section 2.8(f) of the Disclosure Schedule, the Company has not entered into and is not bound by any Contract under which any Person has the right to distribute or license, on a commercial basis, any Company Proprietary Asset including source code, object code, or any versions, modifications or derivative works of source code or object code in any Company Proprietary Asset.

(g) To the knowledge of each of the Company and the Shareholders, except as set forth in Section 2.8(g) of the Disclosure Schedule, no claims with respect to any Company Proprietary Asset have been asserted or are threatened by any Person, nor are there any valid grounds for any bona fide claims, (i) to the effect that the manufacture, sale, licensing or use of any of the products of the Company infringes on any copyright or trade secret, nor any patent, trade mark, service mark, or other proprietary right, (ii) against the use by the Company of any trademarks, service marks, trade names, trade secrets, copyrights, maskworks, patents, technology, know-how or computer software programs and applications used in Company’s business as currently conducted or as proposed to be conducted by Company, or (iii) challenging the ownership by Company, or the validity or effectiveness of any of Company’s Proprietary Assets.

(h) To the knowledge of each of the Company and the Shareholders, except as set forth in Section 2.8(h) of the Disclosure Schedule, all registered trademarks, service marks and copyrights held by Company are valid and subsisting. Company has not infringed, and the business of the Company as currently conducted or as proposed to be conducted does not infringe, any copyright, patent, trademark, service mark, trade secret or other proprietary right of any third party. Company is not aware of any unauthorized use, infringement or misappropriation of any of Company’s Proprietary Assets by any third party, including any current or former employee, contractor or consultant of Company. No Company Proprietary Asset or Company product is subject to any outstanding decree, order, judgment, or stipulation, specifically naming Company that restricts, in any manner, the licensing thereof by Company.

All software included in Company’s Proprietary Assets is original with Company and has been either created by former or current employees of Company on a work-for-hire basis or by former or current consultants or contractors who have created such software themselves and have assigned all of their respective right, title and interest in such software to Company.

2.9 Tax Matters.

(a) Except as set forth in Section 2.9(a) of the Disclosure Schedule: (i) the Company has timely filed all Tax Returns required to be filed by it; (ii) all such Tax Returns were correct and complete in all material respects; (iii) all Taxes owed by the Company and any of its subsidiaries (whether or not shown on any Tax Return) have been paid; and (iv) the Company has not been advised (1) that any of its Tax Returns, federal, state, foreign or other, have been or are being audited as of the date hereof, or (2) of any deficiency in assessment or proposed judgment to its federal, state, foreign or other taxes. The Company and each of the Shareholders has no knowledge of any Liability of any Tax to be imposed upon its properties or assets as of the date of this Agreement that is not adequately provided for in the Financial Statements

(b) Except as set forth in Section 2.9(b) of the Disclosure Schedule: (i) the Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party, including but not limited to all state income taxes, FICA, and FUTA taxes, and (ii) the Company has not been delinquent in the payment of any Tax nor is there any Tax deficiency outstanding, proposed or assessed against the Company or any of its subsidiaries, nor has the Company executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax. None of the Company’s assets are treated as “tax-exempt use property” within the meaning of Section 168(h) of the Internal Revenue Code. Except as set forth in Section 2.9(c) of the Disclosure Schedule, there is no contract, agreement, plan or arrangement, including but not limited to the provisions of this Agreement, covering any employee or former employee of the Company or any of its subsidiaries that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Sections 280G, 404 or 162(m) of the Internal Revenue Code. Neither the Company nor any of its subsidiaries has filed any consent agreement under Section 341(f) of the Internal Revenue Code or agreed to have Section 341(f)(2) of the Internal Revenue Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Internal Revenue Code) owned by the Company.

2.10 Environmental Matters. Except as set forth in Schedule 2.10 of the Disclosure Schedule, the Company is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and to its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation. No Hazardous Materials are used or have been used, stored, or disposed of by the Company by any other person or Entity on any property owned, leased or used by the Company.

2.11 Legal Proceedings; Orders

(a) Except as set forth in Schedule 2.11(a) of the Disclosure Schedule, there is no pending Legal Proceeding, and no Person has threatened to commence any Legal Proceeding: (a) that involves the Company or any of the assets owned or used by the Company; or (b) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, this Agreement or any of the other transactions contemplated by this Agreement. Except as set forth in Section 2.11(a) of the Disclosure Schedule, no event has occurred, and no claim, dispute or other condition or circumstance exists, that will, or that could reasonably be expected to, give rise to or serve as a basis for the commencement of any such Legal Proceeding.

(b) There is no order, writ, injunction, judgment or decree to which the Company, or any of the assets owned or used by the Company, is subject. No Shareholder is subject to any order, writ, injunction, judgment or decree that relates to the Company’s business or to any of the assets owned or used by the Company. No officer or other Company Employee is subject to any order, writ, injunction, judgment or decree that prohibits such officer or other Company Employee from engaging in or continuing any conduct, activity or practice relating to the Company’s business.

2.12 Authority; Binding Nature of Agreement. The Company and each of the Shareholders each have the right, power and authority to enter into and to perform its obligations under this Agreement and under each other agreement, document or instrument referred to in or contemplated by this Agreement to which the Company and/or any of the Shareholders is or will be a party; and the execution, delivery and performance by the Company and the Shareholders of this Agreement and of each such other agreement, document and instrument have been duly authorized by all necessary action on the part of the Company, its board of directors and the Shareholders. This Agreement and each other agreement, document and instrument referred to in or contemplated by this Agreement to which the Company or the Shareholders is a party constitutes the legal, valid and binding obligation of the Company or the Shareholders, enforceable against the Company or each Shareholder in accordance with its terms, subject to (a) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (b) rules of law governing specific performance, injunctive relief and other equitable remedies.

2.13 Non-Contravention; Consents. Neither (1) the execution, delivery or performance of this Agreement or any of the other agreement, document or instrument referred to in or contemplated by this Agreement, nor (2) the consummation of the Transaction or any of the other transactions contemplated by this Agreement or any such other agreement, document or instrument, will directly or indirectly (with or without notice or lapse of time):

(a) contravene, conflict with or result in a violation of (i) any of the provisions of the Company’s Articles of Incorporation or Bylaws, or (ii) any resolution adopted by the Company’s shareholders or the Company’s board of directors;

(b) contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under, any Legal Requirement or any order, writ, injunction, judgment or decree to which the Company, or any of the assets owned or used by the Company, is subject;

(c) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by the Company or that otherwise relates to the Company’s business or to any of the assets owned or used by the Company;

(d) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Company Contract, or give any Person the right to (i) declare a default or exercise any remedy under any Company Contract, (ii) accelerate the maturity or performance of any Company Contract, or (iii) cancel, terminate or modify any Company Contract; or,

(e) result in the imposition or creation of any lien or other Encumbrance upon or with respect to any asset owned or used by the Company (except for minor liens that will not, in any case or in the aggregate, materially detract from the value of the assets subject thereto or materially impair the operations of the Company).

The Company is not and will not be required to make any filing with or give any notice to, or to obtain any Consent (other than shareholder consent) from, any Person in connection with (x) the execution, delivery or performance of this Agreement or any other agreement, document or instrument referred to in or contemplated by this Agreement, or (y) the consummation of any of the other transactions contemplated by this Agreement or contemplated by any other agreement, document or instrument referred to in or contemplated by this Agreement.

2.14 No Brokers. Except as set forth in Section 2.14 of the Disclosure Schedule, neither the Company nor the Shareholders have agreed, nor have they become obligated to pay to, any Person, nor taken any action that might result in any Person claiming to be entitled to receive, any brokerage commission, finder’s fee or similar commission or fee in connection with any of the transactions contemplated by this Agreement.

2.15 Investment Representation. Each Shareholder (a) understands that, except as expressly provided herein, the Exchange Shares have not been, and will not be, registered under the 1933 Act, or under any state securities laws, and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering, (b) is acquiring the Exchange Shares solely for his or its own account for investment purposes, and not with a view to the distribution thereof, (c) is a sophisticated investor with knowledge and experience in business and financial matters, (d) has received certain information concerning Tarantella and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding the Exchange Shares, and (e) is able to bear the economic risk and lack of liquidity inherent in holding the Exchange Shares.

2.16 Company Contracts. Section 2.16 of the Disclosure Schedule lists the following Contracts and other agreements (including non-written, i.e., oral agreements) to which the Company is a party:

(a) any Contract for the lease of personal property to or from any Person;

(b) any Contract for the purchase or sale of supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year, or involve consideration in excess of $5,000;

(c) any Contract concerning a partnership or joint venture;

(d) any Contract under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in excess of $5,000 or under which it has imposed a Security Interest on any of its assets, tangible or intangible;

(e) any Contract concerning confidentiality or noncompetition;

(f) any Contract with any Shareholder or any of its affiliates;

(g) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other plan or arrangement for the benefit of its current or former directors, officers, and employees;

(h) any Contract for the employment of any individual on a full-time, part-time, consulting, or other basis providing for the payment of compensation or severance benefits;

(i) any agreement under which it has advanced or loaned any amount to any of its directors, officers, and employees outside the ordinary course of business;

(j) any agreement under which the consequences of a default or termination could have a adverse effect on the business, financial condition, operations, results of operations, or future prospects of the Company; or

(k) any other Contract the performance of which involves consideration in excess of $5,000.

The Company and the Shareholders have delivered to Tarantella a correct and complete copy of each written Contract listed in Section 2.16 of the Disclosure Schedule and a written summary setting forth the terms and conditions of each oral agreement referred to in Section 2.16 of the Disclosure Schedule. With respect to each such Contract: (A) the Contract is legal, valid, binding, enforceable, and in full force and effect; (B) the Contract will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (C) no party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the Contract; and (D) no party has repudiated any provision of the Contract.

2.17 Powers of Attorney. Except with respect to Section 1.2 hereof, here are no outstanding powers of attorney executed on behalf of any Shareholder or the Company.

2.18 Insurance. Section 2.18 of the Disclosure Schedule sets forth the following information with respect to each insurance policy (including policies providing property, casualty, liability, and workers’ compensation coverage and bond and surety arrangements) to which the Company has been a party, a named insured, or otherwise the beneficiary of coverage at any time within the past five (5) years:

(a) the name, address, and telephone number of the agent;

(b) the name of the insurer, the name of the policyholder, and the name of each covered insured;

(c) the policy number and the period of coverage;

(d) the scope (including an indication of whether the coverage was on a claims made, occurrence, or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage; and

(e) a description of any retroactive premium adjustments or other loss-sharing arrangements.

With respect to each such insurance policy: (A) the policy is legal, valid, binding, enforceable, and in full force and effect; (B) the policy will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (C) neither the Company nor any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; and (D) no party to the policy has repudiated any provision thereof. Except as set forth in Section 2.18 of the Disclosure Schedule, the Company has been covered during the lesser of the past five (5) years or from its incorporation date to the present by insurance in scope and amount customary and reasonable for the businesses in which it has engaged during the aforementioned period. Section 2.18 of the Disclosure Schedule describes any self-insurance arrangements affecting the Company.

2.19 Employee Benefits

(a) Section 2.19 of the Disclosure Schedule lists each Employee Benefit Plan that the Company maintains, to which the Company contributes or has any obligation to contribute, or with respect to which the Company has any Liability or potential Liability. Each such Employee Benefit Plan (and each related trust, insurance contract, or fund) has been maintained, funded and administered in accordance with the terms of such Employee Benefit Plan and complies in form and in operation in all respects with the applicable requirements of ERISA and other applicable laws. All required reports and descriptions (including annual reports (IRS Form 5500), summary annual reports, and summary plan descriptions) have been timely filed and/or distributed in accordance with the applicable requirements of ERISA and the Internal Revenue Code with respect to each such Employee Benefit Plan. Each such Employee Benefit Plan which is intended to meet the requirements of a “qualified plan” under Section 401(a) of the Internal Revenue Code, has received a determination from the Internal Revenue Service that such Employee Benefit Plan is so qualified, and nothing has occurred since the date of such determination that could adversely affect the qualified status of any such Employee Benefit Plan. The Company has delivered to Tarantella correct and complete copies of the plan documents and summary plan descriptions, the most recent determination letter received from the Internal Revenue Service, the most recent annual report (IRS Form 5500, with all applicable attachments), and all related trust agreements, insurance contracts, and other funding arrangements which implement each such Employee Benefit Plan. With respect to each Employee Benefit Plan that the Company maintains, to which it contributes or has any obligation to contribute, or with respect to which the Company has any Liability or potential Liability:

(b) There have been no Prohibited Transactions as such term is defined in Section 406 of ERISA and Section 4975 of the Internal Revenue Code with respect to any such Employee Benefit Plan. No Fiduciary has any Liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any such Employee Benefit Plan. No action, suit, proceeding, hearing, or investigation with respect to the administration or the investment of the assets of any such Employee Benefit Plan (other than routine claims for benefits) is pending or, to the knowledge of the Shareholders, the Company and the directors and officers (and employees with responsibility for employee benefits matters) of the Company, threatened. None of the Shareholders or the directors and officers (and employees with responsibility for employee benefits matters) of the Company have any knowledge of any basis for any such action, suit, proceeding, hearing, or investigation.

2.20 Change of Control Payments. Section 2.20 of the Disclosure Schedule sets forth the terms of all agreements, commitments, employment policies, plans or arrangements pursuant to which all amounts may become payable (whether currently or in the future) to current or former offices, directors or employees of the Company or other Persons as a result of or in connection with the transactions contemplated hereby, including any termination of employment relating to or within one year following the Closing Date.

2.21 Accounts Receivable

(a) All accounts receivable reflected on the Financial Statements are bona fide, arose in the ordinary course of business in the aggregate amount thereof and to the Company’s best knowledge are collectible in full (less any reserve for doubtful accounts). Section 2.21(a) of the Disclosure Schedule shows each account receivable of the Company which had a balance in excess of $10,000 and which was outstanding, as of the close of business as of the Statement Date. Any accounts receivable with such a balance as of that time which were outstanding more than 60 days from invoice date are so identified in Section 2.21(a) of the Disclosure Schedule.

(b) Except as set forth in Section 2.21(b) of the Disclosure Schedule, none of the accounts receivable of the Company are subject to any lien or claim of offset, setoff or counterclaim and the Company and the Shareholder have no knowledge of any facts or circumstances which would give rise to any such claim. There are no accounts receivable which are contingent upon the performance of the Company of future services.

2.22 Compliance with Contracts. The Company has performed all material obligations required to be performed by it as of the date of this Agreement under each contract, obligation, commitment, agreement, undertaking, arrangement or lease referred to in this Agreement or the Disclosure Schedule and has not receive any notice that it is in default thereunder.

2.23 Compliance with Laws. The Company has complied with all laws, ordinances, regulations, judgments, decrees, injunctions or orders of any court or Governmental Body applicable in any material respect to the conduct of its business.

2.24 Interested Party Transactions. Except as set forth on Schedule 2.24, no officer, director, employee or Affiliate of the Company, nor any Shareholder (or ancestor, sibling, descendant or spouse of any of such Persons, or any trust, partnership or corporation in which any of such Persons has or has had an interest), has or has had, directly or indirectly, (i) an economic interest in any Entity which furnished or sold, or furnishes or sells, services or products that Company furnishes or sells, or proposes to furnish or sell, (ii) an economic interest in any Entity that purchases from or sells or furnishes to, Company, any goods or services or (iii) a beneficial interest in any contract or agreement set forth in Schedule 2.16 or Schedule 2.8; provided, that ownership of no more than one percent (1%) of the outstanding voting stock of a publicly traded corporation shall not be deemed an “economic interest in any entity” for purposes of this Section 2.24.

2.25 Disclosure. None of the representations and warranties contained in this Section 2 or in any attachment hereto, including the Disclosure Schedule or any certificate or other document furnished by Company or any Shareholder, contain or will contain at the Closing Date any untrue statement of a material fact or omit or will omit at the Closing Date to state any material fact necessary in order to make the statements and information contained in this Section 2 or in those documents, in light of the circumstances in which they were made, not misleading.

2.26 No General Solicitation. Each Shareholder acknowledges and confirms that the offer and sale of Exchange Shares by Tarantella was not accompanied by the publication of any advertisement.

2.27 Related Parties. No Shareholder is an Affiliate of any other Shareholder or of any stockholder of Tarantella and does not otherwise have beneficial ownership interest (as such term is defined in Rule 13d-3 promulgated under the 1934 Act) of any shares of Tarantella’s securities held in the name of any other Person.

2.28 Title to Stock. Each Shareholder is the sole registered and beneficial owner of the shares of the Company’s Capital Stock reflected next to such Shareholder’s name on Schedule I hereof and has good, valid and marketable title to such shares of the Company’s Capital Stock free and clear of all Encumbrances. The Shareholder has never owned, or had any other right to acquire, shares of the Company’s Capital Stock other than those listed opposite his, her or its name in Schedule I and has never transferred any shares of the Company’s Capital Stock. The Stockholder is not party to any voting trust, agreement or arrangement affecting the exercise of voting rights of shares of the Company’s Capital Stock. There is no action, proceeding, claim or, to the Shareholder’s knowledge, investigation against the Shareholder or the Shareholder’s assets, properties or, as applicable, any of the Shareholder’s respective officers or directors, pending or, to the Shareholder’s knowledge, threatened, at law or in equity, or before any court, arbitrator or other tribunal, or before any administrative law judge, hearing officer or administrative agency relating to or in any other manner affecting, the shares of the Company’s Capital Stock held by such Shareholder.

2.29 Restricted Securities. Each Stockholder understands that the Exchange Shares are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from Tarantella in a transaction not involving a public offering and that under such laws and applicable regulations such Exchange Shares may be resold without registration under the 1933 Act, only in certain limited circumstances. In this connection, the Shareholder represents that he, she or it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the 1933 Act.

2.30 Further Limitations on Disposition. Without in any way limiting the representations set forth above, each Shareholder further agrees not to make any disposition of all or any portion of the Exchange Shares unless and until:

(a) there is then in effect a Registration Statement under the 1933 Act covering such proposed disposition, and such disposition is made in accordance with such Registration Statement; or

(b) an exemption from registration under the 1933 Act is available and, if requested by Tarantella, the Shareholder shall have furnished Tarantella with an opinion of counsel, satisfactory to Tarantella, that such disposition will not require registration under the 1933 Act.

2.31 Legends. Stockholder understands that certificates for the Exchange Shares, and any securities issued in respect thereof or exchange therefor, may bear one or more restrictive legends including, but not limited to, the following legends:

(a) “THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE,

PLEDGED, HYPOTHECATED OR TRANSFERRED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT.”

“THESE SECURITIES ARE SUBJECT TO CERTAIN TRANSFER RESTRICTIONS SET FORTH IN THE STOCK EXCHANGE AGREEMENT DATED AS OF MARCH     , 2004 (A COPY OF WHICH MAY BE OBTAINED FROM THE CORPORATION AT ITS PRINCIPAL EXECUTIVE OFFICE), AND MAY NOT BE SOLD, ASSIGNED, PLEDGED, ENCUMBERED OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS AND CONDITIONS OF SUCH AGREEMENT.”

(b) Any legend required by the securities laws of any State.

2.32 ACKNOWLEDGMENT. EACH SHAREHOLDER HEREBY ACKNOWLEDGES THAT SUCH SHAREHOLDER HAS READ THIS AGREEMENT AND THE OTHER DOCUMENTS APPLICABLE TO SUCH SHAREHOLDER TO BE DELIVERED IN CONNECTION WITH THE CONSUMMATION OF THE TRANSACTIONS APPLICABLE TO SUCH SHAREHOLDER CONTEMPLATED HEREBY AND HAS MADE AN INDEPENDENT EXAMINATION OF THE TRANSACTIONS CONTEMPLATED HEREBY (INCLUDING THE TAX CONSEQUENCES THEREOF). THE SHAREHOLDER ACKNOWLEDGES THAT THE SHAREHOLDER HAS HAD AN OPPORTUNITY TO CONSULT WITH AND HAS RELIED SOLELY UPON THE ADVICE OF THE SHAREHOLDER’S LEGAL COUNSEL, FINANCIAL ADVISORS OR ACCOUNTANTS WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED HEREBY TO THE EXTENT SUCH SHAREHOLDER HAS DEEMED NECESSARY, AND HAS NOT BEEN ADVISED OR DIRECTED BY TARANTELLA, THE COMPANY OR THEIR RESPECTIVE LEGAL COUNSEL OR OTHER ADVISORS IN RESPECT OF ANY SUCH MATTERS AND HAS NOT RELIED ON ANY SUCH PARTIES IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 3. REPRESENTATIONS AND WARRANTIES OF TARANTELLA

Tarantella hereby represents and warrants to, and for the benefit of, the Company and the Shareholders as follows:

3.1 Organization, Standing and Power. Tarantella is a corporation duly organized, validly existing and in good standing under the laws of the State of California. Tarantella has the corporate power to own its properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified would have a material adverse effect on Tarantella as a whole.

3.2 Authority. Tarantella has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Tarantella. This Agreement has been duly executed and delivered by Tarantella and constitutes the valid and binding obligations of Tarantella, enforceable in accordance with its terms.

3.3 Corporate Approval. The Board of Directors of Tarantella has approved this Agreement. The shareholders of Tarantella are not required to approve this Agreement.

3.4 Capital Structure. The authorized stock of Tarantella consists of 100,000,000 shares of Common Stock, of which 26,957,851 shares were issued and outstanding as of March 1, 2004, and 20,000,000 shares of Preferred Stock, none of which is issued or outstanding. All such shares have been duly authorized, and all such issued and outstanding shares have been validly issued, are fully paid and nonassessable and are free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof. The shares of Tarantella Common Stock to be issued pursuant to this Agreement, when issued, will be duly authorized, validly issued, fully paid, non-assessable and issued in compliance with applicable federal and California securities laws.

3.5 SEC Documents; Tarantella Financial Statements. Tarantella has furnished or made available to the Shareholders true and complete copies of all reports or registration statements filed by it with the SEC since October 1, 2002, all in the form so filed (all of the foregoing being collectively referred to as the “SEC Documents”). As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the Securities Act or the Securities Exchange Act of 1934 (the “1934 Act”) as the case may be, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a document subsequently filed with the SEC or as disclosed in this Agreement. The financial statements of Tarantella, including the notes thereto, included in the SEC Documents (the “Tarantella Financial Statements”) comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP consistently applied (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and present fairly the consolidated financial position of Tarantella at the dates thereof and the consolidated results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal audit adjustments). There has been no change in Tarantella accounting policies except as described in the notes to the Tarantella Financial Statements; provided, however, Tarantella may have restated or may restate one or more of the Tarantella Financial Statements to reflect acquisitions or sales transactions entered into subsequent to the respective dates thereof.

3.6 Disclosure of Noncompliance. The Company and each Shareholder acknowledges that Tarantella has disclosed to the Company and each Shareholder that Tarantella deferred the release of its financial results for its third quarter fiscal year (“FY”) 2003 and fourth quarter and year end FY 2003 (“FY 2003 Results”), and first quarter FY 2004 financial results (“FY 2004 Q1 Results”) pending the review of certain transactions from earlier quarters in FY 2003; that Tarantella on March 10, 2004 filed with the SEC such results on Forms 10Q and 10K, respectively, which Results included the restatement of revenues as provided therein, and that Tarantella has not yet filed FY 2004 Q1 Results with the SEC. The Company and each Shareholder acknowledges the risks associated with such restatements and deferred filings, including but not limited to the risk that (i) Tarantella Common Stock, having been de-listed from the Nasdaq SmallCap Market, may never be re-listed, (ii) Tarantella may never regain compliance with its reporting obligations under the 1934 Act and the SEC’s regulations promulgated thereunder, and (iii) Tarantella may be subject to certain penalties, which may be substantial.

3.7 Litigation. There is no action, suit, proceeding, claim, arbitration or investigation pending, or as to which Tarantella has received any notice of assertion against Tarantella, which in any manner challenges or seeks to prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement.

3.8 Investment Representation. Tarantella (a) understands that the shares of Company Capital Stock that it is purchasing pursuant to this Agreement have not been, and will not be, registered under the Securities Act, or under any state securities laws, and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering, (b) is acquiring the shares of Company Common Stock solely for its own account, and not with a view to the distribution thereof, (c) is a sophisticated investor with knowledge and experience in business and financial matters, (d) has received certain information concerning the Company and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding the shares of Company Common Stock, and (e) is able to bear the economic risk and lack of liquidity inherent in holding the shares of Company Common Stock.

SECTION 4. Survival Of Representations And Warranties; Indemnification; Escrow Arrangements

4.1 Survival of Representations and Warranties. All of the representations and warranties set forth in Sections 2 and 3 of this Agreement or in any certificate or instrument delivered pursuant to this Agreement (each as modified by the Disclosure Schedule) shall survive the Closing and continue until the 11:59 p.m. California time on the date which is one (1) year following the date of the Closing (the “Escrow Period”); provided, however, that notwithstanding the foregoing, (i) the representations and warranties of Company and the Shareholders set forth in Sections 2.3 (Capitalization), 2.4 (Financial Statements), 2.7 (Title to Properties and Assets), 2.8 (Proprietary Assets), 2.9 (Tax Matters), and 2.10 (Environmental Matters) shall survive for the period of the applicable statute of limitations; and provided further, that any representation and warranty that is the basis of a claim for indemnification pursuant to this Agreement made prior to the expiration of the respective survival period shall continue to survive until the final resolution of such claim for indemnification (the “Expiration Date”).

4.2 Indemnification Relating to Agreement.

(a) Each of the Shareholders (collectively, the “Indemnifying Parties”), as an integral term of the Transaction, hereby agree jointly and severally to defend, indemnify and hold Tarantella and its officers, directors, employees, agents and other affiliates (including without limitation, the Company) (the “Indemnified Parties”) harmless from and against, and to reimburse Tarantella with respect to, any and all losses, damages, liabilities, claims, judgments, settlements, fines, costs and expenses (including reasonable attorneys’ fees and accounting expenses), subject to Section 4.2(b) (“Losses”), of every nature whatsoever incurred by any Indemnified Party (which Losses will be deemed to include any of the foregoing suffered or incurred by the Company) by reason of or arising out of or in connection with:

(i) any breach, or any claim (including claims by parties other than Tarantella) that constitutes a breach, by the Company or the Shareholders of any representation or warranty of the Company or the Shareholders contained in this Agreement or in any certificate or other document delivered to Tarantella pursuant to this Agreement,

(ii) the failure, partial or total, of the Company or the Shareholders to perform any agreement or covenant required by this Agreement to be performed by it or them;

(iii) any Tax liability, or asserted Tax liability, of the Company attributable to periods (or any portion thereof) ending on or prior to the Closing but only to the extent such liabilities were not accrued for on the Financial Statements; and

(iv) without limiting any of the foregoing, any accrued liabilities as of the Closing Date in excess of the Assumed Liabilities;

provided however, that Losses shall not include consequential damages suffered or incurred by an Indemnified Party by reason of or arising out of or in connection with any of the foregoing. The foregoing obligations to indemnify the Indemnified Parties (each, an “Indemnified Claim”) will be determined without regard to any right to indemnification to which any Person may have in his or her capacity as an officer, director, employee, agent or any other capacity of the Company, and the Shareholders will not be entitled to any indemnification from the Company or Tarantella for amounts paid hereunder. There will be no right of contribution or subrogation from Tarantella for indemnification payments made by or for the account of any Shareholder.

(b) Notwithstanding any other provision in this Section 4, the Indemnified Parties will be entitled to indemnification only to the extent of the Exchange Shares as provided in the Escrow Agreement; provided, however, that for the period of the applicable statute of limitations, any remedy for a breach of the representations and warranties as to Proprietary Assets (Section 2.8), Tax Matters (Section 2.9), Environmental Matters (Section 2.10), or any actions brought against the Company or the Shareholders for fraud or willful misrepresentation arising out of this Agreement or any of the transactions contemplated or related thereto, shall not be limited to the Exchange Shares, and the Indemnified Parties shall be entitled to pursue all remedies at law or in equity available to them.

4.3 Tax Contests. Notwithstanding any of the foregoing, Tarantella will have the right to conduct any Tax audit or other Tax contest relating to the Company. Tarantella will conduct any such Tax audit or other Tax contest in good faith. With respect to any matters relating to such Tax audits or other Tax contests as to which Tarantella may seek indemnification hereunder, Tarantella shall consult with the Shareholders and allow them to comment before taking any position or making any written submission with any Governmental Body with regard to any indemnifiable matter.

4.4 Retention of Exchange Shares Following Escrow Period. Subject to the following requirements, the Exchange Shares shall be retained by the Escrow Agent until the end of the Escrow Period. Upon the end of the Escrow Period, the Escrow Agent shall deliver to the Shareholders all remaining Exchange Shares, provided however, that the number of Exchange Shares which, in the reasonable judgment of Tarantella, subject to the objection of the Escrow Agent and the subsequent arbitration of the claim in the manner provided in the Escrow Agreement, is necessary to satisfy any unsatisfied claims specified in any Officer’s Certificate delivered to the Escrow Agent prior to the end of the Escrow Period with respect to facts and circumstances existing on or prior to the end of the Escrow Period, shall remain in the possession of the Escrow Agent until such claims have been resolved. As soon as all such claims have been resolved, any remaining Exchange Shares not required to satisfy such claims shall be distributed to the Shareholders.

4.5 Method of Asserting Claims. All claims for indemnification by Tarantella or any other Indemnified Party pursuant to this Article 4 shall be made in accordance with the provisions of the Escrow Agreement.

4.6 Binding Effect. The indemnification obligations contained in this Article 4 are an integral part of this Agreement and the Transaction in the absence of which Tarantella would not have entered into this Agreement.

SECTION 5. ADDITIONAL AGREEMENTS

5.1 [This section intentionally omitted.]

5.2 Conduct of Business Prior to the Closing. Company and Shareholders agree that, from the Effective Date and continuing until the earlier of the Closing Date or the termination of this Agreement according to its terms, Company will carry on its business in the ordinary course and consistent with Company’s past practice except for such actions of Company as may be contemplated by this Agreement or agreed to by Tarantella.

5.3 Access to Information. From the Effective Date until the earlier of the Closing Date or the termination of this Agreement according to its terms, Company will afford to the representatives of Tarantella, including its counsel and auditors, during normal business hours, access to any and all of the Company Assets such that Tarantella may have a reasonable opportunity to make a full investigation of the Company Assets in advance of the Closing Date as it shall reasonably desire, and the Company will confer with representatives of Tarantella and will furnish to Tarantella, either orally or by means of such records, documents, and memoranda as are available or reasonably capable of preparation, such information as Tarantella may reasonably request, and Company will furnish to Tarantella’s auditors all consents and authority that they may reasonably request in connection with any such examination.

5.4 Further Actions. Each of the parties hereto shall, at its own expense, execute and deliver such documents and other papers and take such further actions as may be required to carry out the provisions of this Agreement, the Escrow Agreement and the related agreements, to cause the conditions to Closing s to be fulfilled as promptly as possible, and to give effect to the transactions contemplated by this Agreement and the related agreements.

5.5 Public Announcement. Neither the Company nor any Shareholder shall make any public disclosure prior to the Closing with respect to this Agreement (including the exhibits hereto) and the transactions contemplated hereby without Tarantella’s prior written approval on the text and timing of such public disclosure, except as may be required by law, court process, securities exchange listing agreement or the rules of the National Association of Securities Dealers. Promptly following the execution of this Agreement, Tarantella may issue a press release announcing the transactions contemplated hereby.

5.6 Registration of Shares

a. Registration Statement.

(i) Tarantella shall use commercially reasonable efforts to comply with the reporting requirements of Section 13 or 15(d) of the 1934 Act promptly following the Closing. Promptly following the date (the “Reporting Date”) upon which Tarantella is again in compliance with such reporting requirements, Tarantella shall use commercially reasonable efforts to file with the SEC a registration statement on Form S-1 covering the Registrable Securities in an amount at least equal to the number of Common Shares of plus the number of shares of Tarantella Common Stock necessary to permit the exercise in full of the Warrants. Such Registration Statement also shall cover, to the extent allowable under the 1933 Act and the rules promulgated thereunder (including Rule 416), such indeterminate number of additional shares of Common Stock resulting from stock splits, stock dividends or similar transactions with respect to the Registrable Securities.

(ii) Promptly following the date (the “Qualification Date”) upon which the Company becomes eligible to use a registration statement on Form S-3 to register the Registrable Securities for resale, the Company shall file a registration statement on Form S-3 covering the Registrable Securities (or a post-effective amendment on Form S-3 to the registration statement on Form S-1) (a “Shelf Registration Statement”) and shall use commercially reasonable efforts to cause such Shelf Registration Statement to be declared effective as promptly as practicable thereafter.

b. Expenses. Tarantella will pay all expenses associated with each registration, including filing and printing fees, counsel and accounting fees and expenses, costs associated with clearing the Registrable Securities for sale under applicable state securities laws and listing fees, but excluding fees and expenses of counsel to the Shareholders, discounts, commissions, fees of underwriters, selling brokers, dealer managers or similar securities industry professionals with respect to the Registrable Securities being sold.

c. Effectiveness.

(i) Tarantella shall use commercially reasonable efforts to have the Registration Statement, any post-effective amendment thereto and any Shelf Registration Statement declared effective as soon as practicable. Tarantella shall notify the Shareholders by facsimile or e-mail as promptly as practicable after any Registration Statement or post-effective amendment is declared effective and shall provide the Shareholders with copies of any related Prospectus to be used in connection with the sale or other disposition of the securities covered thereby.

(ii) For not more than twenty (20) consecutive days or for a total of not more than forty-five (45) days in any twelve (12) month period, Tarantella may suspend the use of any Prospectus included in any registration contemplated by this Section by the Shareholders if Tarantella believes in good faith that it would be seriously detrimental to Tarantella for resales to be made pursuant to a prospectus in the Registration Statement due to the existence of a material development or potential material development, which is required to be disclosed in such prospectus and which disclosure at the time is not, in the good faith opinion of Tarantella, in the best interests of Tarantella (an “Allowed Delay”); provided, however, that so long as the Registration Statement is on Form S-1 or on any other form that does not allow for incorporation by reference of reports and other materials filed by Tarantella pursuant .to Section 13(a) or 15(d) of the 1934 Act, Tarantella may suspend sales under the Registration Statement (and such suspension shall be deemed to be an Allowed Delay without regard to the time periods mentioned above) (i) for the period commencing at the time that Tarantella disseminates a press release announcing its preliminary financial results for any fiscal period and ending on the fifth Business Day after the earlier of (A) the date that the related report on Form 10-K or 10-Q, as applicable, is filed with the SEC and (B) the date on which such report is required to be filed under the 1934 Act (without regard to Rule 12b-25 promulgated thereunder) and (ii) for the period commencing at the time that Tarantella disseminates a press release announcing a material development and ending on the fifth Business Day after the earlier of (A) the date that the related report on Form 8-K is filed with the SEC and (B) the date on which such report is required to be filed under the 1934 Act (without regard to Rule 12b-25 promulgated thereunder) to the extent, but in any such case only to the extent, necessary to allow any post-effective amendment to the Registration Statement or supplement to the Prospectus to be prepared and, if necessary, filed with the SEC and declared effective.

(iii) Tarantella shall promptly (a) notify the Shareholders in writing of the existence of (but in no event, without the prior written consent of a Shareholder, shall Tarantella disclose to such Shareholder any of the facts or circumstances regarding) material non-public information giving rise to an Allowed Delay, (b) advise the Shareholders in writing to cease all sales under the Registration Statement until the end of the Allowed Delay, and (c) use commercially reasonable efforts to terminate an Allowed Delay as promptly as practicable.

d. Underwritten Offering. If any offering pursuant to a Registration Statement pursuant to Section 5.6(a) hereof involves an underwritten offering, Tarantella shall have the right to select an investment banker and manager to administer the offering, which investment banker or manager shall be reasonably satisfactory to the Required Investors.

e. Tarantella will use commercially reasonable efforts to effect the registration of the Registrable Securities in accordance with the terms hereof, and pursuant thereto Tarantella will, as expeditiously as possible:

(i) use commercially reasonable efforts to cause such Registration Statement to become effective and to remain continuously effective (subject to the terms hereof) for a period that will terminate upon the earlier of (i) the date on which all Registrable Securities covered by such Registration Statement as amended from time to time, have been sold, and (ii) the date on which all Registrable Securities covered by such Registration Statement may be sold pursuant to Rule 144;

(ii) prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement and the Prospectus as may be necessary to keep the Registration Statement effective for the period specified in Section 5.6(e)(i) and to comply with the provisions of the 1933 Act and the 1934 Act with respect to the distribution of all of the Registrable Securities covered thereby;

(iii) furnish to the Shareholders (i) promptly after the same is prepared and publicly distributed, filed with the SEC, or received by Tarantella one (1) copy of any Registration Statement and any amendment thereto, each preliminary prospectus and Prospectus and each amendment or supplement thereto, and (ii) such number of copies of a Prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents as each Investor may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Investor that are covered by the related Registration Statement;

(iv) use commercially reasonable efforts to (A) prevent the issuance of any stop order or other suspension of effectiveness and, (B) if such order is issued, obtain the withdrawal of any such order at the earliest possible moment;

(v) use commercially reasonable efforts to cause all Registrable Securities covered by a Registration Statement to be listed on each securities exchange, interdealer quotation system or other market on which similar securities issued by Tarantella are then listed;

(vi) immediately notify the Shareholders, at any time when a Prospectus relating to Registrable Securities is required to be delivered under the 1933 Act, upon discovery that, or upon the happening of any event as a result of which, the Prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and at the request of any such holder, promptly prepare and furnish to such holder a reasonable number of copies of a supplement to or an amendment of such Prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing; and

(vii) With a view to making available to the Shareholders the benefits of Rule 144 (or its successor rule) and any other rule or regulation of the SEC that may at any time permit the Shareholders to sell the Exchange Shares (as long as the terms of this Agreement have been met) to the public without registration, from and after the Reporting Date Tarantella covenants and agrees to: (i) make and keep public information available, as those terms are understood and defined in Rule 144, until the earlier of (A) six months after such date as all of the Registrable Securities may be resold pursuant to Rule 144 or any other rule of similar effect or (B) such date as all of the Registrable Securities shall have been resold; (ii) file with the SEC in a timely manner all reports and other documents required of Tarantella under the 1934 Act; and (iii) furnish to each Shareholder upon request, as long as such Shareholder owns any Registrable Securities, (A) a written statement by Tarantella that it has complied with the reporting requirements of the 1934 Act, (B) a copy of Tarantella’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, and (C) such other information as may be reasonably requested in order to avail such Shareholder of any rule or regulation of the SEC that permits the selling of any such Registrable Securities without registration.

SECTION 6. MISCELLANEOUS PROVISIONS

6.1 Further Assurances. Each party hereto shall execute and cause to be delivered to each other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request (at or after the date hereof) for the purpose of carrying out or evidencing any of the transactions contemplated by this Agreement.

6.2 Fees and Expenses. Each party to this Agreement shall bear and pay all fees, costs and expenses (including legal fees and accounting fees) that have been incurred or that are incurred in the future by such party in connection with the transactions contemplated by this Agreement, including all fees, costs and expenses incurred by such party in connection with or by virtue of (a) the negotiation, preparation and review of this Agreement (including the Disclosure Schedule) and all agreements, certificates, opinions and other instruments and documents delivered or to be delivered in connection with the transactions contemplated by this Agreement, (b) the preparation and submission of any filing or notice required to be made or given in connection with any of the transactions contemplated by this Agreement, and the obtaining of any Consent required to be obtained in connection with any of such transactions, and (c) the consummation of the Transaction.

6.3 Attorneys’ Fees. If any action or proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys’ fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

6.4 Termination. This Agreement may be terminated at any time prior to the Closing by:

(a) the mutual consent of the parties;

(b) any of the parties if there has been a material misrepresentation or breach of covenant or agreement contained in this Agreement on the part of the other party and such breach of a covenant or agreement has not been promptly cured;

(c) any of the parties if any of the conditions set forth in Section 1.3(b) shall not have been satisfied as of the Closing Date or such later date as the parties shall mutually agree in writing;

6.5 Effect of Termination. In the event of termination of this Agreement in accordance with Section 6.4, this Agreement shall forthwith become void and of no further force or effect whatsoever and there shall be no liability on the part of any party hereto; provided, however, that notwithstanding the foregoing, nothing herein contained shall relieve any party hereto from any liability resulting from or arising out of any breach of any agreement or covenant contained in this Agreement prior to the date of termination and, provided further, however, that all confidentiality obligations of each party hereunder shall continue to remain in effect for a period of two (2) years following the date of termination.

6.6 Notices. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received (a) when delivered by hand, or (b) the first business day after sent by registered mail, by courier or express delivery service or by facsimile, in any case to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

if to Tarantella:

Tarantella, Inc.

425 Encinal Street

Santa Cruz, CA 95060

Attention: Thomas P. Rhodes, Esq.

Fax: (831) 427-5484

if to the Company:

Caststream, Inc.

13906 Ravenwood Drive

Saratoga, CA 95070

Attention: Stephen Bannerman, CEO

if to the Shareholders:

to the respective addresses set forth on the signature pages hereto

6.7 Confidentiality. On and at all times after the Closing Date (a) each Shareholder shall keep confidential, and shall not use or disclose to any other Person, any non-public document or other non-public information in such Shareholder’s possession that relates to the business of the Company or Tarantella, and (b) each Shareholder shall continue to keep the terms of this Agreement and the other agreements, documents and instruments referred to in or contemplated by this Agreement strictly confidential; provided, however, that any Shareholder may disclose the existence and terms of this Agreement and the other agreements, documents and instruments referred to in or contemplated by this Agreement to his attorneys and financial advisors and employees, but only to the extent necessary to effect the transactions contemplated hereby.

6.8 Time of the Essence. Time is of the essence of this Agreement.

6.9 Headings. The section headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

6.10 Counterparts. This Agreement may be executed in several counterparts, and by the different parties hereto in separate counterparts, each of which may be delivered by facsimile transmission and each of which so executed and delivered shall constitute an original and all of which, when taken together, shall constitute one agreement.

6.11 Governing Law; Venue; Jurisdiction

(a) This Agreement shall be construed in accordance with, and governed in all respects by, the laws of the State of California (without giving effect to any conflicts of laws rules or principles that may require the application of the laws of another jurisdiction).

(b) Any legal action or other Legal Proceeding relating to this Agreement or the enforcement of any provision of this Agreement may be brought or otherwise commenced exclusively in any state or federal court located in the County of Santa Clara, State of California. Each party to this Agreement:

(i) expressly and irrevocably consents and submits to the jurisdiction of each state and federal court located in the County of Santa Clara, State of California (and each appellate court located in the County of Santa Clara, State of California) in connection with any such Legal Proceeding;

(ii) agrees that each state and federal court located in the County of Santa Clara, State of California shall be deemed to be a convenient forum; and

(iii) agrees not to assert (by way of motion, as a defense or otherwise), in any such Legal Proceeding commenced in any state or federal court located in the County of Santa Clara, State of California, any claim that such party is not subject personally to the jurisdiction of such court, that such Legal Proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Agreement or the subject matter of this Agreement may not be enforced in or by such court.

6.12 Successors and Assigns. This Agreement shall be binding upon: the Company and its successors and assigns (if any); each Shareholder and his or her respective personal representatives, executors, administrators, estates, heirs, successors and assigns (if any); Tarantella and its successors and assigns (if any). This Agreement shall inure to the benefit of: the Company; each Shareholder; Tarantella; and the respective successors and assigns (if any) of the foregoing.

6.13 Remedies Cumulative; Specific Performance. The rights and remedies of the parties hereto shall be cumulative (and not alternative). The parties to this Agreement agree that, in the event of any breach or threatened breach by any party to this Agreement of any covenant, obligation or other provision set forth in this Agreement for the benefit of any other party to this Agreement, such other party shall be entitled (in addition to any other remedy that may be available to it) to (a) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision, and (b) an injunction restraining such breach or threatened breach. Neither Tarantella nor any other party shall be required to provide any bond or other security in connection with any such decree, order or injunction or in connection with any related action or Legal Proceeding.

6.14 Waiver

(a) No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

(b) No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

6.15 Amendments. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of all of the parties hereto.

6.16 Severability. In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

6.17 Parties in Interest. Except for the provisions of Section 4, none of the provisions of this Agreement are intended to provide any rights or remedies to any Person other than the parties hereto and their respective successors and assigns (if any).

6.18 Construction

(a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

(b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

(c) As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation”.

(d) Except as otherwise indicated, all references in this Agreement to “Sections” and “Exhibits” are intended to refer to Sections of this Agreement and Exhibits to this Agreement.

6.19 Entire Agreement. This Agreement and the other agreements referred to herein set forth the entire understanding of the parties hereto relating to the subject matter hereof and thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter hereof and thereof.

[The Remainder of This Page Intentionally Left Blank]

The parties hereto have caused this STOCK EXCHANGE AGREEMENT to be executed and delivered as of the date first written above.

TARANTELLA, INC.

By:	Thomas P. Rhodes
Name:	Thomas P. Rhodes
Its:	Vice President, General Counsel

CASTSTREAM, INC.

By:	Steve Bannerman
Name:	Stephen Bannerman
Its:	CEO

SHAREHOLDERS:

Steve Bannerman
Stephen Bannerman

Christopher Kawalek
Christopher Kawalek

Susan Giangrande
Susan Giangrande

Jeffrey Jameson
Jeffrey Jameson

Kent Lindstrom
Kent Lindstrom

David Mojdehi
David Mojdehi

E. Joseph Vitetta, Jr.
E. Joseph Vitetta, Jr.

SCHEDULE I

SHAREHOLDERS OF CASTSTREAM, INC.

Name and Address of Caststream Shareholder	Shares of Company Common Stock Owned	Percentage of Company Common Stock Owned	Exchange Shares to be Received
Stephen Bannerman 13906 Ravenwood Drive Saratoga, CA 95070	4,513,860	45.1386045%	45,138 shares Common 45,138 Warrant Shares

Christopher Kawalek 3283 Dragoon Springs Street Las Vegas, NV 89135	2,581,578	25.8157845%	25,816 shares Common 25,816 Warrant Shares

Jeff Jameson 4631 Columbia River Court San Jose, CA 95136	1,422,121	14.2212015%	14,221 shares Common 14,221 Warrant Shares

Kent Lindstrom [address]	401,351	4.0135095%	4,014 shares Common 4,014 Warrant Shares

E. Joseph Vitetta, Jr. [address]	882,090	8.8209%	8,821 shares Common 8,821 Warrant Shares

David Mojdehi [address]	99,000.99%		990 shares Common 990 Warrant Shares

Susan Giangrande 1945 Lower Mountain Rd W. Furlong, PA 18925	100,000	1%	1,000 shares Common 1,000 Warrant Shares

Totals	10,000,000	100%	100,000 shares Common 100,000 Warrant Shares

A-2

EXHIBIT A

CERTAIN DEFINITIONS

For purposes of the Agreement (including this Exhibit A) the following capitalized terms shall have the following meanings:

“1933 Act” shall mean the Securities Act of 1933, as amended.

“1934 Act” shall mean the Securities Exchange Act of 1934, as amended.

“Affiliate” shall have the meaning ascribed to such term by Rule 405 promulgated under the 1933 Act.

“Agreement” shall mean the Stock Exchange Agreement to which this Exhibit A is attached (including the Disclosure Schedule), as it may be amended from time to time.

“Company Contract” shall mean any Contract to which the Company is a party as of the date of this Agreement.

“Company Employee” shall mean any Person who is employed by the Company as of the date of this Agreement.

“Company Assets” shall mean all assets owned or operated by the Company as set forth in Exhibit A–1 attached hereto.

“Company Proprietary Asset” shall mean any Proprietary Asset owned by or licensed to the Company or otherwise used by the Company.

“Consent” shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

“Contract” shall mean any written, oral or other agreement, contract, subcontract, lease, understanding, instrument, note, warranty, insurance policy, benefit plan, or legally binding commitment or undertaking of any nature.

“Disclosure Schedule” shall mean the schedule (dated as of the date of the Agreement) delivered to Tarantella on behalf of the Company and the Shareholders.

“Employee Benefit Plan” shall mean (as such term is defined in ERISA §3(3)) and any other employee benefit plan, program or arrangement of any kind.

“Encumbrance” shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the

A-3

voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

“Entity” shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

“ERISA” shall mean the U.S. Employee Retirement Income Security Act of 1974, as amended, and the rulings and regulations promulgated thereunder.

“Escrow Agreement” shall mean an Escrow Agreement in the form of Exhibit H hereto.

“Governmental Authorization” shall mean any: (a) permit, license, certificate, franchise, permission, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body.

“Governmental Body” shall mean any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or Entity and any court or other tribunal).

“Hazardous Materials” shall mean (a) materials which are listed or otherwise defined as “hazardous” or “toxic” under any applicable local, state, federal and/or foreign laws and regulations that govern the existence and/or remedy of contamination on property, the protection of the environment from contamination, the control of hazardous wastes, or other activities involving hazardous substances, including building materials, or (b) any petroleum products or nuclear materials.

“Internal Revenue Code” means the U.S. Internal Revenue Code of 1986, as amended, and the Treasury regulations (final and temporary) promulgated thereunder and the administrative pronouncements issued by the Internal Revenue Service relating thereto.

“Legal Proceeding” shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

“Legal Requirement” shall mean any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body.

A-4

“Liability” shall mean any debt, obligation, duty or liability of any nature (including any unknown, undisclosed, unmatured, unaccrued, unasserted, contingent, indirect, conditional, implied, vicarious, derivative, joint, several or secondary liability), regardless of whether such debt, obligation, duty or liability would be required to be disclosed on a balance sheet prepared in accordance with generally accepted accounting principles and regardless of whether such debt, obligation, duty or liability is immediately due and payable.

“Material Adverse Effect” shall mean, with respect to a Person, any event, change or effect that is materially adverse to the condition (financial or otherwise), properties, assets, liabilities, business, operations, results of operations, or prospects of such Person and its Affiliates, individually or taken as a whole.

“Person” shall mean any individual, Entity or Governmental Body.

“Proprietary Asset” shall mean any: (a) patent, patent application, trademark (whether registered or unregistered), trademark application, trade name, fictitious business name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), copyright application, maskwork, maskwork application, trade secret, know-how, customer list, franchise, system, computer software, source code, computer program, invention, design, blueprint, engineering drawing, proprietary product, technology, proprietary right or other intellectual property right or intangible asset; or (b) right to use or exploit any of the foregoing.

“Prospectus” shall mean the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus.

“Register,” “registered” and “registration” refer to a registration made by preparing and filing a Registration Statement or similar document in compliance with the 1933 Act (as defined below), and the declaration or ordering of effectiveness of such Registration Statement or document.

“Registrable Securities” shall mean the (a) Common Shares and (b) Common Shares issuable upon the exercise of the Warrants, and (c) any other securities issued or issuable with respect to or in exchange for Registrable Securities; provided that, a security shall cease to be a Registrable Security upon (i) sale pursuant to a Registration Statement or Rule 144 under the 1933 Act, or (ii) such security becoming eligible for sale by the Shareholders pursuant to Rule 144.

“Registration Statement” shall mean any registration statement of Tarantella filed under the 1933 Act that covers the resale of any of the Registrable Securities pursuant to the provisions of this Agreement, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.

A-5

“SEC” shall mean the U. S. Securities Exchange Commission

“Tarantella Common Stock” shall mean the common stock of Tarantella.

“Tax” shall mean any tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax), levy, assessment, tariff, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), imposed, assessed or collected by or under the authority of any Governmental Body, whether disputed or not.

“Tax Return” shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

“Warrants” means the warrants to purchase shares of Tarantella Common Stock issued to the Shareholders pursuant to this Agreement, the form of which is attached to the Agreement as Exhibit I.

“Warrant Shares” means the shares of Tarantella Common Stock issuable upon the exercise of the Warrants.

A-6

EXHIBIT A-1

COMPANY ASSETS

EXHIBIT B

FORM OF DISCLOSURE SCHEDULE

Section 2.3(a)

Name of Stockholder	Number of Shares Owned of Caststream, Inc. Capital Stock

Section 2.3(b)

Section 2.5

Etc.

EXHIBIT C

FORM OF INVENTION ASSIGNMENT

In consideration of my employment by, or work as a consultant of, Caststream, Inc. (the “Company”) at any time, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, I hereby assign to the Company, or its designee, all my right, title and interest throughout the world in and to any and all inventions, original works of authorship, developments, concepts, know-how, improvements or trade secrets, whether or not patentable or registrable under copyright or similar laws, which I solely or jointly have conceived or developed or have reduced to practice, or cause to be conceived or developed or reduced to practice, during the period of my employment by, or work as a consultant of, the Company (collectively referred to as “Inventions”), except in respect of any invention that qualifies fully under the provisions of California Labor Code Section 2870. I further acknowledge that all inventions, original works of authorship, developments, concepts, know-how, improvements or trade secrets made by me (solely or jointly with others) within the scope of and during the period of my relationship with the Company are “works made for hire” (to the greatest extent permitted by applicable law) and are compensated by my salary (if I am or was a Company employee) or by such amounts paid to me under any applicable consulting agreement or consulting arrangements (if I am or was a Company consultant), unless regulated otherwise by the mandatory law of the state of California.

I agree to assist the Company, or its designee, at the Company’s expense, in every proper way to secure the Company’s rights in the Inventions and any copyrights, patents, trademarks, maskwork rights, moral rights, or other intellectual property rights relating thereto in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments, recordations, and all other instruments which the Company shall deem necessary in order to apply for, obtain, maintain and transfer such rights and in order to assign and convey to the Company, its successors, assigns and nominees the sole and exclusive rights, title and interest in and to such Inventions, and any copyrights, patents, maskwork rights or other intellectual property rights relating thereto. I further agree that my obligation to execute or cause to be executed, when it is in my power to do so, any such instrument or papers shall continue until the expiration of the last such intellectual property right to expire in any country of the world. If the Company is unable because of my mental or physical incapacity or unavailability or for any other reason to secure my signature to apply for or to pursue any application for any United States or foreign patents or copyright registrations covering Inventions or original works of authorship assigned to the Company as above, then I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney in fact, to act for and in my behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the application for, prosecution, issuance, maintenance or transfer of letters patent or copyright registrations thereon with the same legal force and effect as if originally executed by me. I hereby waive and irrevocably quitclaim to the Company any and all claims, of any nature whatsoever, which I now or hereafter have for infringement of any and all proprietary rights assigned to the Company.

Date:

EXHIBIT D

FORM OF SECRETARY’S CERTIFICATE

I,                                         , do hereby certify that I am the duly elected and acting Secretary of                                         , a California corporation (the “Corporation”), and do hereby certify as follows:

1. Attached hereto as Exhibit A is a true and correct copy of the Certificate of Incorporation of the Corporation, as in effect on the date hereof.

2. The resolutions set forth in Exhibit B annexed hereto were duly adopted by the Board of Directors and the stockholders of the Corporation on                             , 2004. The resolutions therein have not been amended, modified or rescinded and remain in full force and effect as of the date hereof; and such resolutions are the only resolutions adopted by the Board of Directors and the stockholders of the Corporation relating to the transactions contemplated by the Stock Exchange Agreement dated as of February 25, 2004 (the “Exchange Agreement”) by and among Tarantella, Inc., the Corporation and the stockholders of the Corporation.

3. As of the date hereof, the following named persons hold the offices of the Corporation set opposite their respective names and the signature set forth opposite the name of each person is a true specimen of such person’s signature.

Title	Name	Signature
Chief Executive Officer

Chief Financial Officer

4. Each person who, as an officer of the Corporation, signed (i) the Exchange Agreement, or (ii) any other document delivered prior hereto or on the date hereof in connection with the transactions contemplated by the Exchange Agreement was, at the time of such signing and delivery, and is now duly elected or appointed, qualified and acting as such officer, and the signatures of such persons appearing on such documents are their genuine signatures.

WITNESS my hand on behalf of this Corporation as of this      day of March 2004.

Secretary

I,                                         , do hereby certify that I am the duly elected and acting Chief Executive Officer of the Corporation; that                                         , as of the date hereof, is the duly elected, qualified and acting Secretary of the Corporation and that the signature appearing above on this Secretary’s Certificate is his genuine signature.

WITNESS, my hand this                      day of March 2004.

Chief Executive Officer

EXHIBIT E

FORM OF CLOSING CERTIFICATE – CASTSTREAM, INC.

The undersigned,                                         , Chief Executive Officer of Caststream, Inc. (the “Company”), hereby certifies that:

1. All of the representations and warranties made by the Company in the Stock Exchange Agreement (the “Exchange Agreement”), dated as of March     , 2004 by and among Tarantella, Inc. the Company and the Shareholders are true and correct in all material respects as of the Closing Date with the same effect as though such representations and warranties had been made or given again at and as of the Closing Date.

2. The Company has performed and complied with all of its agreements, covenants and conditions required by the Exchange Agreement to be performed or complied with by it prior to or on the Closing Date.

3. The conditions set forth in Article I of the Exchange Agreement have been fulfilled or satisfied, unless otherwise waived in writing by Tarantella.

4. No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, has have been issued, and no action or proceeding has been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated by the Exchange Agreement or in the other documents relating to the Transaction.

5. Capitalized terms used but not otherwise defined herein shall have the meanings attributed to them in the Exchange Agreement.

IN WITNESS WHEREOF, the undersigned has caused this Officer’s Certificate to be executed this      day of March, 2004.

Name:
Title:

EXHIBIT F

FORM OF CLOSING CERTIFICATE – SHAREHOLDERS

The undersigned, being all of the Shareholders of Caststream, Inc. (the “Company”), hereby certify, jointly and severally, that:

1. All of the representations and warranties made by the undersigned in the Stock Exchange Agreement (the “Exchange Agreement”), dated as of March     , 2004 by and among Tarantella, Inc. the Company and the Shareholders are true and correct in all material respects as of the Closing Date with the same effect as though such representations and warranties had been made or given again at and as of the Closing Date.

2. The undersigned have performed and complied with all of his, her, their or its (as applicable) agreements, covenants and conditions required by the Exchange Agreement to be performed or complied with by it prior to or on the Closing Date.

3. The conditions set forth in Article I of the Exchange Agreement have been fulfilled or satisfied, unless otherwise waived in writing by Tarantella.

4. No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, has have been issued, and no action or proceeding has been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated by the Exchange Agreement or in the other documents relating to the Transaction.

5. Capitalized terms used but not otherwise defined herein shall have the meanings attributed to them in the Exchange Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed, or have caused this Officer’s Certificate to be executed this      day of March, 2004.

Name:

Name:

Name:

Name:

Name:

Name:

Name:

EXHIBIT G

FORM OF RESIGNATION LETTER

[DATE]

TO WHOM IT MAY CONCERN:

I hereby resign from my position as an officer and/or director of Caststream, Inc. effective this date.

Sincerely,

Name

SIGNATURE PAGE TO ESCROW AGREEMENT

EXHIBIT H

Form Of Escrow Agreement

Escrow Agreement

This Escrow Agreement (the “Agreement”) is entered into as of March     , 2004, by and among Tarantella, Inc., a California corporation (“Buyer”), CastStream, Inc., a California corporation (“Seller”), the Securityholder Agent whose signature appears on the signature page hereof (the “Securityholder Agent”) and Wells Fargo Bank, National Association (“Escrow Agent”).

RECITALS

Buyer, the Seller and certain Shareholders entered into a Stock Exchange Agreement dated as of March 29, 2004 (the “Purchase Agreement”), pursuant to which Tarantella acquired all of the capital stock of the Seller from the Shareholders. The Purchase Agreement provides that the escrow fund provided for hereby will secure the indemnification obligations of the Seller and the Shareholders (as defined in the Purchase Agreement) to Buyer and its affiliates, officers, directors, employees, representatives and agents under the Purchase Agreement, on the terms and conditions set forth herein. Pursuant to the Purchase Agreement, Buyer will deliver to Escrow Agent, on behalf of the Shareholders, shares of Buyer’s Common Stock, which is to be deposited into the escrow fund provided for hereby. The parties desire to establish the terms and conditions pursuant to which such escrow fund will be established and maintained.

AGREEMENT

The parties agree as follows:

1. Defined Terms. Capitalized terms used in this Agreement and not otherwise defined shall have the meanings given them in the Purchase Agreement.

2. Escrow and Indemnification.

(a) Escrow Fund. As soon as practicable after March 30, 2004 (the “Closing Date”), Buyer shall deposit with Escrow Agent several certificates representing 100,000 shares of Buyer Common Stock and warrant documents (“Warrants”) representing 100,000 shares of Buyer Common Stock (the “Warrant Shares”), pursuant to Section 1.2 of the Purchase Agreement (the Buyer Common Stock and the Warrant Shares collectively being referred to as the “Exchange Shares” and, as so deposited, the “Escrow Fund”). The Escrow Fund shall be held as a trust fund and shall not be subject to any lien, attachment, trustee process or any other judicial process of any creditor of any party hereto. Escrow Agent agrees to accept delivery of the Escrow Fund and to hold such Escrow Fund in escrow subject to the terms and conditions of this Agreement.

(b) Indemnification. Each of the Seller and the Shareholders has agreed in Article 4 of the Purchase Agreement to indemnify and hold harmless Buyer and each Indemnified Party from and against Losses. The Escrow Fund shall be security for the indemnity obligations of Seller and the Shareholders, subject to the limitations, and in the manner provided, in this Agreement.

3. Administration of Escrow Fund. Escrow Agent shall administer the Escrow Fund as follows:

(a) Escrow Agent shall hold and safeguard the Escrow Fund during the Escrow Period (as defined in Section 5 below), shall treat such fund as a trust fund in accordance with the terms of this Agreement and not as the property of Buyer and shall hold and dispose of the Escrow Fund only in accordance with the terms hereof.

(b) Upon receipt by Escrow Agent at any time on or before the last day of the Escrow Period of a certificate signed by any officer of Buyer (an “Officer’s Certificate”):

(i) stating that Buyer or any other Indemnified Person has paid or reasonably anticipates that it will have to pay or incur Losses, and

(ii) specifying in reasonable detail the individual items of Losses included in the amount so stated, the date each such item was paid or incurred, or the basis for such anticipated liability, and the nature of the misrepresentation, breach of warranty or claim to which such item is related, Escrow Agent shall, subject to the provisions of Section 3(c) below, deliver to Buyer out of the Escrow Fund, as promptly as practicable, the number of Exchange Shares claimed in such Officer’s Certificate. The Exchange Shares so delivered will be withdrawn on a pro rata basis from the Exchange Shares of each Shareholder. As between the Buyer Common Stock and the Warrant Shares, Escrow Agent shall deliver shares of Buyer Common Stock to Buyer until such time as such Buyer Common Stock is exhausted, at which time the Escrow Agent shall deliver the Warrants representing the number of Warrant Shares equal to such losses. Buyer will provide a written letter of instruction to Escrow Agent contemporaneously with any Officer’s Certificate that will specify delivery instructions.

(iii) For the purpose of compensating Buyer or any Indemnified Person for its Losses pursuant to this Agreement, the value per share of the Exchange Shares (i.e., of the Buyer Common Stock and the Warrant Shares comprising the Escrow Fund) shall be the average closing price of Buyer Common Stock for the five trading days immediately prior to the Closing Date. Buyer shall set forth in any Officer’s Certificate delivered to the Escrow Agent pursuant to Section 3(b)(ii) above the value per share of the Exchange Shares calculated pursuant to the provisions of this Section 3(b)(iii) and the corresponding number of shares of Buyer Common Stock or Warrant Shares to be delivered from the Escrow Fund.

(c) Notice of Claims. At the time of delivery of any Officer’s Certificate to Escrow Agent, a duplicate copy of such certificate shall be delivered to Securityholder Agent (as set forth below) and for a period of 10 days after receipt of the Officer’s Certificate, Escrow Agent shall make no delivery to Buyer from the Escrow Fund pursuant to Section 3(b) hereof unless Escrow Agent shall have received written authorization from Securityholder Agent to make such delivery within such 10 day period. After the expiration of such 10 day period, Escrow Agent shall make delivery of the requested number of Exchange Shares from the Escrow Fund in accordance with Section 3(b) hereof, provided that no such payment or delivery may be made if Securityholder Agent shall object, in a written statement to the claim made in the Officer’s Certificate, and such statement shall have been delivered to Escrow Agent and Buyer prior to the expiration of such 10 day period.

(d) Replacement Certificates. After delivery of Exchange Shares to Buyer pursuant to Section 3(b), Buyer shall deposit with Escrow Agent several certificates and/or warrant documents, as appropriate, representing the remaining Exchange Shares after deducting the Exchange Shares delivered to date to Buyer in respect to all Indemnified Claims.

(e) Securityholder Agent of the Shareholders; Power of Attorney.

(i) Pursuant to the terms of the Purchase Agreement, upon the Closing, and without further act of any Shareholder, Stephen Bannerman shall be appointed as agent and attorney-in-fact for and on behalf of himself and the other Shareholders (the “Securityholder Agent”), and is authorized to enter into this Escrow Agreement, to give and receive notices and communications regarding the delivery to Buyer of any property or securities from the Escrow Fund in satisfaction of claims by Buyer, negotiate, enter into settlements and compromises of, and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of Securityholder Agent for the accomplishment of the foregoing

(ii) The Securityholder Agent shall not be liable for any act done or omitted hereunder as Securityholder Agent while acting in good faith and in the exercise of reasonable judgment.

(iii) Actions of the Securityholder Agent. A decision, act, consent or instruction of the Securityholder Agent shall constitute a decision of the Shareholders and shall be final, binding and conclusive, and the Escrow Agent and Buyer may rely upon any such decision, act, consent or instruction of the Securityholder Agent as being the decision, act, consent or instruction of each Shareholder. The Escrow Agent and Buyer are hereby relieved from any liability to any Person for any acts done by them or each of them in accordance with such decision, act, consent or instruction of the Securityholder Agent.

(f) Resolution of Conflicts; Arbitration.

(i) In case Securityholder Agent shall object timely in writing to any claim or claims made in any Officer’s Certificate as not being a claim that is properly an Indemnified Claim, Buyer and Securityholder Agent shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims for a period of 30 days after Escrow Agent’s receipt of Seller’s written objection to the claim pursuant to Section 3(c) (the “Negotiation Period”). If Buyer and Securityholder Agent should so agree during the Negotiation Period, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to Escrow Agent. Escrow Agent shall be entitled to rely on any such memorandum and distribute the Exchange Shares from the Escrow Fund in accordance with the terms thereof.

(ii) If no such agreement has been reached by the end of the Negotiation Period, either Buyer or Securityholder Agent may demand arbitration of the matter unless the amount of the Losses is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained by settlement or a non-appealable decision of a court of competent jurisdiction or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by a single arbitrator, selected by mutual agreement of the parties or otherwise in accordance with the then prevailing rules of the American Arbitration Association as adopted by the State of California. The arbitration shall be conducted in the City of San Jose, California. The written decision of the arbitrator as to the validity and amount of any claim in such Officer’s Certificate shall be binding and conclusive upon the parties to this Agreement, and notwithstanding anything in Section 3(c) hereof, Escrow Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the Escrow Fund in accordance therewith. The arbitrator shall award reimbursement to the prevailing party in the arbitration of its reasonable expenses of the arbitration (including costs and reasonable attorneys’ fees). The award of the arbitrator shall be the sole and exclusive monetary remedy of the parties and shall be enforceable in any court of competent jurisdiction. Notwithstanding the foregoing, any party shall be entitled to seek injunctive relief or other equitable remedies from any court of competent jurisdiction.

4. Third-Party Claims. In the event Buyer becomes aware of a third-party claim which Buyer believes may result in a demand against the Escrow Fund, Buyer shall notify Securityholder Agent and Seller of such claim, and the Seller and Shareholders shall be entitled, at their expense, to participate in any defense of such claim; provided, however, that failure to so notify Securityholder Agent or Seller shall not relieve Shareholders or the Seller from any liability they have under this Agreement or the Purchase Agreement with respect to such third party claim. Buyer shall have the right in its discretion to settle any such claim. In the event that Securityholder Agent has consented in writing to any such settlement, the Shareholders shall have no power or authority to object under any provision hereof or Article 4 of the Purchase Agreement to the amount of any claim by Buyer against the Escrow Fund consistent with such settlement.

5. Release of Escrow Fund. Subject to the following requirements, the Escrow Fund shall remain in existence from the Closing Date until the first anniversary of the Closing Date at 11:59 p.m. Pacific Time (the “Escrow Period”). Upon the expiration of the Escrow Period (the “Escrow Termination Date”), all Exchange Shares then remaining in the Escrow Fund shall be delivered to Securityholder Agent for distribution to the Shareholders; provided, however, that a number of Exchange Shares, which, in the reasonable judgment of Buyer (as set forth in a written notice delivered to the Escrow Agent), are necessary to satisfy any unsatisfied claims specified in any Officer’s Certificate delivered to Escrow Agent prior to the Escrow Termination Date shall remain in the Escrow Fund (and the Escrow Fund shall remain in existence) until such claims have been resolved. As soon as all such claims have been resolved (as evidenced by a joint written notice delivered to Escrow Agent from Buyer and Seller), Escrow Agent shall deliver to Securityholder Agent for delivery to the Shareholders all Exchange Shares then remaining in the Escrow Fund.

6. Escrow Agent’s Duties.

(a) Buyer, Seller and the Securityholder Agent acknowledge and agree that Escrow Agent (i) shall not be responsible for any of the agreements referred to herein, including the Purchase Agreement, but shall be obligated only for the performance of such duties as are specifically set forth in this Agreement and as set forth in any additional written escrow instructions which Escrow Agent may receive after the date of this Agreement that are signed by an officer of Buyer and Seller and the Securityholder Agent on behalf of the Shareholders; (ii) shall not be obligated to take any legal or other action hereunder which might in its reasonable judgment involve expense or liability unless it shall have been furnished with indemnity reasonably acceptable to it; and (iii) may rely on and shall be protected in acting or refraining from acting upon any written notice, instruction, instrument, statement, request or document furnished to it hereunder and reasonably believed by it to be genuine and to have been signed or presented by the proper person, and shall have no responsibility for determining the accuracy thereof.

(b) Escrow Agent is hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person, excepting only orders or process of courts of law or written decision of arbitrators pursuant to Section 3, and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court or written decision of arbitrators. In case Escrow Agent obeys or complies with any such order, judgment or decree of any court or written decision of arbitrators, Escrow Agent shall not be liable to any of the parties hereto or to any other person by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

(c) Escrow Agent shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver this Agreement or any documents or papers deposited or called for hereunder.

(d) Escrow Agent shall not be liable for the expiration of any rights under any statute of limitations with respect to this Agreement or any documents deposited with Escrow Agent.

(e) Neither Escrow Agent nor any of its directors, officers or employees shall be liable to anyone for any action taken or omitted to be taken by it or any of its directors, officers or employees hereunder except in the case of gross negligence, bad faith or willful misconduct. Subject to Section 6(g) below, Buyer, Seller and the Shareholders (collectively, the “Indemnifying Parties”) covenant and agree to jointly and severally indemnify Escrow Agent and hold it harmless from and against any fee, loss, liability or expense (including reasonable attorney’s fees and expenses) (a “Loss”) incurred by Escrow Agent arising out of or in connection with the performance of its obligations in accordance with the provisions of this Agreement or with the administration of its duties hereunder, unless such Loss shall arise out of or be caused by Escrow Agent’s gross negligence, bad faith or willful misconduct; provided, however, that indemnification for Escrow Agent’s standard fees and expenses set forth on the fee schedule attached hereto as Exhibit A shall be borne exclusively by Buyer.

(f) To the extent that Escrow Agent becomes liable for the payment of any taxes in respect of payments made hereunder, Escrow Agent shall satisfy such liability to the extent possible from the Escrow Fund. Subject to Section 6(g) below, the Indemnifying Parties agree to jointly and severally indemnify and hold Escrow Agent harmless from and against any taxes, additions for late payment, interest, penalties and other expenses, that may be assessed against Escrow Agent on any payment or other activities under this Agreement unless any such tax, addition for late payment, interest, penalty or other expense shall arise out of or be caused by the grossly negligent actions of, or a grossly negligent failure to act by, Escrow Agent.

(g) Notwithstanding the joint and several nature of the obligations of Indemnifying Parties under Section 6(e) and 6(f), the Shareholders’ total liability for indemnification of Escrow Agent under Sections 6(e) and 6(f) hereof (the “Indemnification Liability”) shall in no event exceed the value of the Escrow Fund then available to pay such liability. Any and all amounts to be paid by Seller for the Indemnification Liability shall be payable only out of the Escrow Fund.

(h) Escrow Agent may resign at any time upon giving at least 30 days’ written notice to Buyer, Seller and Securityholder Agent; provided, however, that no such resignation shall become effective until the appointment of a successor escrow agent, which shall be accomplished as follows: Buyer, Seller and Securityholder Agent shall use their best efforts to mutually agree upon a successor agent within 30 days after receiving such notice. If the parties fail to agree upon a successor escrow agent within such time, Securityholder Agent with the consent of Buyer, which shall not be unreasonably withheld, shall have the right to appoint a successor escrow agent authorized to do business in California. The successor escrow agent selected in the preceding manner shall execute and deliver an instrument accepting such appointment and it shall thereupon be deemed Escrow Agent hereunder and it shall without further acts be vested with all the estates, properties, rights, powers, and duties of the predecessor Escrow Agent as if originally named as Escrow Agent. If no successor escrow agent is named, Escrow Agent may apply to a court of competent jurisdiction for the appointment of a successor escrow agent. Thereafter, the predecessor Escrow Agent shall be discharged from any further duties and liabilities under this Agreement. The provisions of Sections 6(e) and 6(f) shall survive the resignation or removal of Escrow Agent or the termination of this Agreement.

(i) In the event of any disagreement between any of the parties (other than Escrow Agent) to this Agreement, or between them or any of them and any other person or entity resulting in conflicting or adverse claims or demands being made in connection with the Escrow Funds, or in the event that Escrow Agent, in good faith, shall be in doubt as to what action it should take hereunder, Escrow Agent at its option may refuse to comply with any claims or demands on it, or refuse to take any other action hereunder, so long as such disagreement continues or such doubt exists, and, in any such event, Escrow Agent shall not be or become liable in any way or to any person or entity for its failure or refusal to act, and Escrow Agent shall be entitled to either:

(i) continue so to refrain from acting until (A) the rights of all parties shall have been determined by a final and non-appealable order of a court of competent jurisdiction or by a final and non-appealable award of arbitrators, or (B) all differences shall have been resolved by agreement among all of the interested persons or entities, and Escrow Agent shall have been notified thereof in writing signed by all such persons or entities, or

(ii) file an interpleader action in any court of competent jurisdiction.

7. Fees, Expenses and Taxes. Buyer agrees to pay or reimburse Escrow Agent for its normal services hereunder in accordance with the fee schedule attached hereto as Exhibit A. The Escrow Agent shall be entitled to reimbursement upon 30 days’ written notice for all expenses incurred in connection with Sections 6(e) and 6(f) above, and payment of any legal fees and expenses incurred by the Escrow Agent in connection with the resolution of any claim by any party hereunder.

8. Consent of Shareholders. By virtue of execution by the Shareholders of the Purchase Agreement and the exhibits thereto, the Shareholders have, without any further act of any Shareholder, consented to: (a) the establishment of the Escrow Fund to secure the indemnification obligations of the Shareholders under Article 4 of the Purchase Agreement, (b) the appointment of Securityholder Agent as their representative for purposes of this Agreement and as attorney-in-fact and agent for and on behalf of each Shareholder with respect to the subject matter of this Agreement, and the taking by the Securityholder Agent of any and all actions and the making of any decisions required or permitted to be taken or made by him under this Agreement and (c) all of the other terms, conditions and limitations set forth in this Agreement.

9. Miscellaneous.

(a) Amendments and Waivers. Any term of this Agreement may be amended or waived with the written consent of the parties or their respective successors and assigns. Any amendment or waiver effected in accordance with this Section 9(a) shall be binding upon the parties and their respective successors and assigns.

(b) Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(c) Governing Law; Jurisdiction. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law. Each of the parties to this Agreement consents to the exclusive jurisdiction and venue of the courts of the state and federal courts of Santa Clara County, California.

(d) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

(e) Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(f) Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile, or forty-eight (48) hours after being deposited in the regular mail as certified or registered mail (airmail if sent internationally) with postage prepaid, if such notice is addressed to the party to be notified at such party’s address or facsimile number as set forth below, or as subsequently modified by written notice.

If to Buyer:

Tarantella, Inc.,

425 Encinal Street

Santa Cruz, CA 95060

Attn: General Counsel

Tel: (831) 427-7452

Fax: (831) 427-5474

If to Securityholder Agent:

Stephen Bannerman

13906 Ravenwood Drive

Saratoga, CA 95070

Tel: (831) 427-7448

Fax: (831) 427-7319

If to Seller:

CastStream, Inc.

13906 Ravenwood Drive

Saratoga, CA 95070

Attn: Stephen Bannerman

Tel: (831) 427-7448

Fax: (831) 427-7319

If to Escrow Agent:

Wells Fargo Bank, N.A.

Corporate Trust Services

707 Wilshire Blvd., 17th Floor

Los Angeles, CA 90017

Attn: Kimberly A. Vann

Tel: (213) 614-3352

Fax: (213) 614-3355

(g) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith, in order to maintain the economic position enjoyed by each party as close as possible to that under the provision rendered unenforceable. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

(h) Entire Agreement. Except as set forth in the Purchase Agreement, this Agreement is the product of all of the parties hereto, and constitutes the entire agreement between such parties pertaining to the subject matter hereof, and merges all prior negotiations and drafts of the parties with regard to the transactions contemplated herein. Any and all other written or oral agreements existing between the parties hereto regarding such transactions are expressly canceled.

(i) Advice of Legal Counsel. Each party acknowledges and represents that, in executing this Agreement, it has had the opportunity to seek advice as to its legal rights from legal counsel and that the person signing on its behalf has read and understood all of the terms and provisions of this Agreement. This Agreement shall not be construed against any party by reason of the drafting or preparation thereof.

[Remainder of this page intentionally left blank.]

The parties have executed this Agreement as of the date first above written.

TARANTELLA, INC.

By:
Name:
(print)
Title:

CASTSTREAM, INC.

By:
Name:
(print)
Title:

SECURITYHOLDER AGENT

By:
Name:
(print)

ESCROW AGENT:
WELLS FARGO BANK, National Association

By:
Name:
(print)
Title:

Exhibit A

FEE SCHEDULE

Wells Fargo Bank Corporate Trust Services 707 Wilshire Blvd., 17th Floor Los Angeles, CA 90017 Tel: (213) 614-3356 Fax: (213) 614-3355

SCHEDULE OF FEES

to act as ESCROW AGENT for

Tarantella Stock Escrow Account

Acceptance Fee:	$500.00

Initial Fees as they relate to Wells Fargo Bank acting in the capacity of Escrow Agent – includes creation and examination of the Escrow Agreement; acceptance of the Escrow appointment; setting up of Escrow Account(s) and accounting records; and coordination of receipt of funds for deposit to the Escrow Account.

Acceptance Fee payable at time of Escrow Agreement execution.

Escrow Agent Annual Administration Fee:	$2,000.00

For ordinary administration services by Escrow Agent – includes daily routine account management; investment transactions; cash transaction processing (including wires and check processing); monitoring claim notices pursuant to the agreement; disbursement of the funds in accordance with the agreement; and mailing of trust account statements to all applicable parties.

SIGNATURE PAGE TO ESCROW AGREEMENT

Tax reporting is included for up to Five (5) entities. Should additional reportings be necessary, a $25 per reporting charge will be assessed.

This fees is Payable in advance, with the first installment due at the time of Escrow Agreement execution. Fee will not be prorated in case of early termination.

Wells Fargo’s bid is based on the following assumptions:

•	Number of escrow funds/accounts to be established: One (1)

•	Number of Deposits to Escrow Account: Not more than Two (2)

•	Number of Withdrawals from Escrow Fund: Not more than Ten (10) per year

•	Term of Escrow: Not more than One (1) year

•	THIS FEE SCHEDULE ASSUMES THAT BALANCES IN THE ESCROW ACCOUNT WILL BE INVESTED IN MONEY MARKET MUTUAL FUNDS AT WELLS FARGO

•	ALL FUNDS WILL BE RECEIVED FROM OR DISTRIBUTED TO A DOMESTIC ENTITY

•	IF THE ACCOUNT(S) DOES NOT OPEN WITHIN THREE (3) MONTHS OF THE DATE SHOWN BELOW, THIS PROPOSAL WILL BE DEEMED TO BE NULL AND VOID

Out-of Pocket Expenses:	At Cost

We only charge for out-of-pocket expenses in response to specific tasks assigned by the client. Therefore, we cannot anticipate what specific out-of-pocket items will be needed or what corresponding expenses will be incurred. Possible expenses would be, but are not limited to, express mail and messenger charges, travel expenses to attend closing or other meetings. There are no charges for indirect out-of- pocket expenses.

This fee schedule is based upon the assumptions listed above which pertain to the responsibilities and risks involved in Wells Fargo undertaking the role of Escrow Agent. These assumptions are based on information provided to us as of the date of this fee schedule. Our fee schedule is subject to review and acceptance of the final documents. Should any of the assumptions, duties or responsibilities change, we reserve the right to affirm, modify or rescind our fee schedule.

Submitted by:	Stuart Weiss – 03/09/2004

Vice President/Business Development

Wells Fargo Bank

(213) 614-3356

EXHIBIT I

FORM OF WARRANT

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR EXEMPTION FROM REGISTRATION UNDER THE FOREGOING LAWS.

SUBJECT TO THE PROVISIONS OF SECTION 10 HEREOF, THIS WARRANT SHALL BE VOID AFTER 5:00 P.M. EASTERN TIME ON MARCH     , 2006, (the “EXPIRATION DATE”).

No.

TARANTELLA, INC.

WARRANT TO PURCHASE [PRO RATA] SHARES OF

COMMON STOCK, NO PAR VALUE

FOR VALUE RECEIVED, [Shareholder’s Name] (“Warrantholder”), is entitled to purchase, subject to the provisions of this Warrant, from Tarantella, Inc., a California corporation (“Company”), at any time not later than 5:00 P.M., Eastern time, on the Expiration Date (as defined above), at an exercise price per share equal to $2.25 (the exercise price in effect being herein called the “Warrant Price”), up to an aggregate of [Shareholder’s Pro Rata] shares (“Warrant Shares”) of the Company’s Common Stock, no par value (“Common Stock”). The number of Warrant Shares purchasable upon exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time as described herein.

Section 1. Registration. The Company shall maintain books for the transfer and registration of the Warrant. Upon the initial issuance of this Warrant, the Company shall issue and register the Warrant in the name of the Warrantholder.

Section 2. Transfers. As provided herein, this Warrant may be transferred only pursuant to a registration statement filed under the Securities Act of 1933, as amended (“Securities Act”), or an exemption from such registration. Subject to such restrictions, the Company shall transfer this Warrant from time to time upon the books to be maintained by the Company for that purpose, upon surrender thereof for transfer properly endorsed or accompanied by appropriate instructions for transfer and such other documents as may be reasonably required by the Company, including, if required by the Company, an opinion of its counsel to the effect that such transfer is exempt from the registration requirements of the Securities Act, to establish that such transfer is being made in accordance with the terms hereof, and a new Warrant shall be issued to the transferee and the surrendered Warrant shall be canceled by the Company.

Section 3. Exercise of Warrant. Subject to the provisions hereof, the Warrantholder may exercise this Warrant in whole or in part at any time prior to its expiration upon surrender of the Warrant, together with delivery of the duly executed Warrant exercise form attached hereto as Appendix A (the “Exercise Agreement”) and payment by cash, certified check or wire transfer of funds for the aggregate Warrant Price for that number of Warrant Shares then being purchased, to the Company during normal business hours on any business day at the Company’s principal executive offices (or such other office or agency of the Company as it may designate by notice to the holder hereof). The Warrant Shares so purchased shall be deemed to be issued to the holder hereof or such holder’s designee, as the record owner of such shares, as of the close of business on the date on which this Warrant shall have been surrendered (or evidence of loss, theft or destruction thereof and security or indemnity satisfactory to the Company), the Warrant Price shall have been paid and the completed Exercise Agreement shall have been delivered. Certificates for the Warrant Shares so purchased, representing the aggregate number of shares specified in the Exercise Agreement, shall be delivered to the holder hereof within a reasonable time, not exceeding three (3) business days, after this Warrant shall have been so exercised. The certificates so delivered shall be in such denominations as may be requested by the holder hereof and shall be registered in the name of such holder or such other name as shall be designated by such holder. If this Warrant shall have been exercised only in part, then, unless this Warrant has expired, the Company shall, at its expense, at the time of delivery of such certificates, deliver to the holder a new Warrant representing the number of shares with respect to which this Warrant shall not then have been exercised. As used herein, “business day” means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business. Prior to the registration of the Warrant Shares, each exercise hereof shall constitute the re-affirmation by the Warrantholder that the representations and warranties contained in Section 2.15, Investment Representations, of the Stock Exchange Agreement, dated March      2004 (the “Exchange Agreement”), among the Company the original holder of the Warrant and the original holders of the other Company Warrants (as defined below) are true and correct in all material respects with respect to the Warrantholder as of the time of such exercise.

Section 4. Compliance with the Securities Act of 1933. The Company may cause the legend set forth on the first page of this Warrant to be set forth on each Warrant or similar legend on any security issued or issuable upon exercise of this Warrant, unless counsel for the Company is of the opinion as to any such security that such legend is unnecessary.

Section 5. Payment of Taxes. The Company will pay any documentary stamp taxes attributable to the initial issuance of Warrant Shares issuable upon the exercise of the Warrant; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificates for Warrant Shares in a name other than that of the registered holder of this Warrant in respect of which such shares are issued, and in such case, the Company shall not be required to issue or deliver any certificate for Warrant Shares or any Warrant until the person requesting the same has paid to the Company the amount of such tax or has established to the Company’s reasonable satisfaction that such tax has been paid. The holder shall be responsible for income taxes due under federal, state or other law, if any such tax is due.

Section 6. Mutilated or Missing Warrants. In case this Warrant shall be mutilated, lost, stolen, or destroyed, the Company shall issue in exchange and substitution of and upon cancellation of the mutilated Warrant, or in lieu of and substitution for the Warrant lost, stolen or destroyed, a new Warrant of like tenor and for the purchase of a like number of Warrant Shares, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction of the Warrant, and with respect to a lost, stolen or destroyed Warrant, reasonable indemnity or bond with respect thereto, if requested by the Company.

Section 7. Reservation of Common Stock. The Company hereby represents and warrants that there have been reserved, and the Company shall at all applicable times keep reserved until issued (if necessary) as contemplated by this Section 7, out of the authorized and unissued shares of Common Stock, sufficient shares to provide for the exercise of the rights of purchase represented by this Warrant. The Company agrees that all Warrant Shares issued upon due exercise of the Warrant shall be, at the time of delivery of the certificates for such Warrant Shares, duly authorized, validly issued, fully paid and non-assessable shares of Common Stock of the Company.

Section 8. Adjustments. Subject and pursuant to the provisions of this Section 8, the Warrant Price and number of Warrant Shares subject to this Warrant shall be subject to adjustment from time to time as set forth hereinafter.

(a) If the Company shall, at any time or from time to time while this Warrant is outstanding, pay a dividend or make a distribution on its Common Stock in shares of Common Stock, subdivide its outstanding shares of Common Stock into a greater number of shares or combine its outstanding shares of Common Stock into a smaller number of shares or issue by reclassification of its outstanding shares of Common Stock any shares of its capital stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then the number of Warrant Shares purchasable upon exercise of the Warrant and the Warrant Price in effect immediately prior to the date upon which such change shall become effective, shall be adjusted by the Company so that the Warrantholder thereafter exercising the Warrant shall be entitled to receive the number of shares of Common Stock or other capital stock which the Warrantholder would have received if the Warrant had been exercised immediately prior to such event upon payment of a Warrant Price that has been adjusted to reflect a fair allocation of the economics of such event to the Warrantholder. Such adjustments shall be made successively whenever any event listed above shall occur.

(b) If any capital reorganization, reclassification of the capital stock of the Company, consolidation or merger of the Company with another corporation in which the Company is not the survivor, or sale, transfer or other disposition of all or substantially all of the Company’s assets to another corporation shall be effected, then, as a condition of such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition, lawful and adequate provision shall be made whereby each Warrantholder shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions herein specified and in lieu of the Warrant Shares immediately theretofore issuable upon exercise of the Warrant, such shares of stock, securities or assets as would have been issuable or payable with respect to or in exchange for a number of Warrant Shares equal to the number of Warrant Shares immediately theretofore issuable upon exercise of the Warrant, had such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of each Warrantholder to the end that the provisions hereof (including, without limitation, provision for adjustment of the Warrant Price) shall thereafter be applicable, as nearly equivalent as may be practicable in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise thereof. The Company shall not effect any such consolidation, merger, sale, transfer or other disposition unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger, or the corporation purchasing or otherwise acquiring such assets or other appropriate corporation or entity shall assume the obligation to deliver to the holder of the Warrant, at the last address of such holder appearing on the books of the Company, such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to purchase, and the other obligations under this Warrant. The provisions of this paragraph (b) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales, transfers or other dispositions.

(c) In case the Company shall fix a payment date for the making of a distribution to all holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness or assets (other than cash dividends or cash distributions payable out of consolidated earnings or earned surplus or dividends or distributions referred to in Section 8(a)), or subscription rights or warrants, the Warrant Price to be in effect after such payment date shall be determined by multiplying the Warrant Price in effect immediately prior to such payment date by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding multiplied by the Market Price (as defined below) per share of Common Stock immediately prior to such payment date, less the fair market value (as determined by the Company’s Board of Directors in good faith) of said assets or evidences of indebtedness so distributed, or of such subscription rights or warrants, and the denominator of which shall be the total number of shares of Common Stock outstanding multiplied by such Market Price per share of Common Stock immediately prior to such payment date. “Market Price” as of a particular date (the “Valuation Date”) shall mean the following: (a) if the Common Stock is then listed on a national stock exchange, the closing sale price of one share of Common Stock on such exchange on the last trading day prior to the Valuation Date; (b) if the Common Stock is then quoted on The Nasdaq Stock Market, Inc. (“Nasdaq”), the closing sale price of one share of Common Stock on Nasdaq on the last trading day prior to the Valuation Date or, if no such closing sale price is available, the average of the high bid and the low asked price quoted on Nasdaq on the last trading day prior to the Valuation Date; or (c) if the Common Stock is not then listed on a national stock exchange or quoted on Nasdaq, the fair market value of one share of Common Stock as of the Valuation Date, shall be determined in good faith by the Board of Directors of the Company and the Warrantholder. If the Common Stock is not then listed on a national securities exchange or quoted on Nasdaq, the Board of Directors of the Company shall respond promptly, in writing, to an inquiry by the Warrantholder prior to the exercise hereunder as to the fair market value of a share of Common Stock as determined by the Board of Directors of the Company. In the event that the Board of Directors of the Company and the Warrantholder are unable to agree upon the fair market value in respect of subpart (c) hereof, the Company and the Warrantholder shall jointly select an appraiser, who is experienced in such matters. The decision of such appraiser shall be final and conclusive, and the cost of such appraiser shall be borne evenly by the Company and the Warrantholder. Such adjustment shall be made successively whenever such a payment date is fixed.

(d) An adjustment to the Warrant Price shall become effective immediately after the payment date in the case of each dividend or distribution and immediately after the effective date of each other event which requires an adjustment.

(e) In the event that, as a result of an adjustment made pursuant to this Section 8, the holder of this Warrant shall become entitled to receive any shares of capital stock of the Company other than shares of Common Stock, the number of such other shares so receivable upon exercise of this Warrant shall be subject thereafter to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in this Warrant.

Section 9. Fractional Interest. The Company shall not be required to issue fractions of Warrant Shares upon the exercise of this Warrant. If any fractional share of Common Stock would, except for the provisions of the first sentence of this Section 9, be deliverable upon such exercise, the Company, in lieu of delivering such fractional share, shall pay to the exercising holder of this Warrant an amount in cash equal to the Market Price of such fractional share of Common Stock on the date of exercise.

Section 10. Benefits. Nothing in this Warrant shall be construed to give any person, firm or corporation (other than the Company and the Warrantholder) any legal or equitable right, remedy or claim, it being agreed that this Warrant shall be for the sole and exclusive benefit of the Company and the Warrantholder.

Section 11. Notices to Warrantholder. Upon the happening of any event requiring an adjustment of the Warrant Price, the Company shall promptly give written notice thereof to the Warrantholder at the address appearing in the records of the Company, stating the adjusted Warrant Price and the adjusted number of Warrant Shares resulting from such event and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Failure to give such notice to the Warrantholder or any defect therein shall not affect the legality or validity of the subject adjustment.

Section 12. Identity of Transfer Agent. The Transfer Agent for the Common Stock is Equiserve. Upon the appointment of any subsequent transfer agent for the Common Stock or other shares of the Company’s capital stock issuable upon the exercise of the rights of purchase represented by the Warrant, the Company will mail to the Warrantholder a statement setting forth the name and address of such transfer agent.

Section 13. Notices. Unless otherwise provided, any notice required or permitted under this Warrant shall be given in writing and shall be deemed effectively given as hereinafter described (i) if given by personal delivery, then such notice shall be deemed given upon such delivery, (ii) if given by telex or facsimile, then such notice shall be deemed given upon receipt of confirmation of complete transmittal, (iii) if given by mail, then such notice shall be deemed given upon the earlier of (A) receipt of such notice by the recipient or (B) three days after such notice is deposited in first class mail, postage prepaid, and (iv) if given by an internationally recognized overnight air courier, then such notice shall be deemed given one day after delivery to such carrier. All notices shall be addressed to the Warrantholder at his, hers or its address as set forth in the Company’s books and records and, if to the Company, at the address as follows:

Tarantella, Inc.

425 Encinal Street

Santa Cruz, California 95060

Attention: Legal Department

Fax: (831) 427-5484

or at such other address as the Warrantholder or the Company may designate upon ten days’ advance written notice to the other.

Section 14. Registration Rights. The initial holder of this Warrant is entitled to the benefit of certain registration rights with respect to the shares of Common Stock issuable upon the exercise of this Warrant as provided in the Registration Rights Agreement, and any subsequent holder hereof may be entitled to such rights.

Section 15. Successors. All the covenants and provisions hereof by or for the benefit of the Warrantholder shall bind and inure to the benefit of its respective successors and assigns hereunder.

Section 16. Governing Law. This Warrant shall be governed by, and construed in accordance with, the internal laws of the State of California, without reference to the choice of law provisions thereof. The Company and, by accepting this Warrant, the Warrantholder, each irrevocably submits to the exclusive jurisdiction of the courts of the State of California located in Santa Clara County and the United States District Court for the Northern District of California for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Warrant and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Warrant. The Company and, by accepting this Warrant, the Warrantholder, each irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. The Company and, by accepting this Warrant, the Warrantholder, each irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

Section 17. Limitation on Exercise. Notwithstanding anything to the contrary contained herein, the number of shares of Common Stock that may be acquired by the Warrantholder upon any exercise of this Warrant (or otherwise in respect hereof) shall be limited (the “Exercise Limit”) to the extent necessary to insure that, following such exercise (or other issuance), the total number of shares of Common Stock then beneficially owned by such Warrantholder and its affiliates and any other persons whose beneficial ownership of Common

Stock would be aggregated with the Warrantholder’s for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), does not exceed 19.999% of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such exercise). For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.

Section 18. No Rights as Stockholder. Prior to the exercise of this Warrant, the Warrantholder shall not have or exercise any rights as a stockholder of the Company by virtue of its ownership of this Warrant.

Section 19. Section Headings. The section headings in this Warrant are for the convenience of the Company and the Warrantholder and in no way alter, modify, amend, limit or restrict the provisions hereof.

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed, as of the      day of March     , 2004.

TARANTELLA, INC.

By:
Name:
Title:

APPENDIX A

TARANTELLA, INC.

WARRANT EXERCISE FORM

To: Tarantella, Inc.:

The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant (“Warrant”) for, and to purchase thereunder by the payment of the Warrant Price and surrender of the Warrant,                                  shares of Common Stock (“Warrant Shares”) provided for therein, and requests that certificates for the Warrant Shares be issued as follows:

Name

Address

Federal Tax ID or Social Security No.

and delivered by certified mail to the above address, or electronically (provide DWAC Instructions:                                 ), or other (specify):                                 ).

and, if the number of Warrant Shares shall not be all the Warrant Shares purchasable upon exercise of the Warrant, that a new Warrant for the balance of the Warrant Shares purchasable upon exercise of this Warrant be registered in the name of the undersigned Warrantholder or the undersigned’s Assignee as below indicated and delivered to the address stated below.

Dated:                         ,

Note: The signature must correspond with the name of the registered holder as written on the first page of the Warrant in every particular, without alteration or enlargement or any change whatever, unless the Warrant has been assigned.	Signature:_____________________________________________

Name (please print)

Address

Federal Identification or
Social Security No.

Assignee:

EXHIBIT J

Form Of Spousal Consent

I,                                     , spouse of                                         , acknowledge that I have read the Stock Exchange Agreement dated as of March     , 2004, to which this Consent is attached as Exhibit J (the “Exchange Agreement”), and that I know and understand the contents of the Exchange Agreement. I am aware that the Exchange Agreement contains provisions regarding the transfer of shares of capital stock of Caststream, Inc. (“Caststream”) which my spouse may own, including any interest I might have therein.

I hereby agree that my interest, if any, in any shares of capital stock of Caststream subject to the Exchange Agreement shall be irrevocably bound by the terms of the Exchange Agreement and further understand and agree that any community property interest I may have in such shares of capital stock of Caststream shall be similarly bound by the Agreement.

I am aware that the legal, financial and related matters contained in the Exchange Agreement are complex and that I am free to seek independent professional guidance or counsel with respect to this Consent. I have either sought such guidance or counsel or determined after reviewing the Exchange Agreement carefully that I will waive such right.

Dated:_______________	Name

EXHIBIT K

FORM OF SHAREHOLDER CONSENT

ACTION BY WRITTEN CONSENT OF SHAREHOLDERS OF CASTSTREAM, INC.

The undersigned shareholders of Caststream, Inc. a California corporation (the “Company”), owning of record all of the shares of the Company entitled to vote as set forth, hereby consent to the following corporate actions:

WHEREAS, the Board of Directors of the Company (the “Board”) has approved the Company’s execution and delivery of the Stock Exchange Agreement dated as of March     , 2004 (the “Exchange Agreement”) by and among the Company, Tarantella, Inc. (“Tarantella”) and the stockholders of the Company (“Shareholders”) whereby Tarantella will acquire the Capital Stock of the Company from the Shareholders in exchange for shares of Tarantella common stock and warrants to acquire Tarantella common stock (the “Transaction”);

NOW THEREFORE, BE IT RESOLVED, that the Transaction and the terms of the Exchange Agreement and all other related agreements contemplated thereby (collectively, the “Related Agreements”) are hereby adopted and approved, provided, however, that the officers of the Company are hereby authorized to make such incidental changes and amendments to such agreements as they may deem necessary or appropriate; and it is.

RESOLVED FURTHER, that all prior actions by the officers and directors of the Company in connection with the negotiation of the Transaction and the entering into of the Exchange Agreement are hereby approved, adopted and ratified; and it is

RESOLVED FURTHER, that the officers of the Company are hereby authorized and directed to execute and deliver, on behalf of the Company, the Related Agreements and thereafter to cause the Company to perform all of its obligations and duties with respect to the Exchange Agreement and the Related Agreements; and it is

RESOLVED FURTHER, that the officers of the Company are hereby authorized and directed to execute and deliver, in the name and on behalf of the Company, the Escrow Agreement, attached as Exhibit H to the Exchange Agreement, with the Escrow Agent pursuant to which such party will act as Escrow Agent, such agreement to be in such form as may be approved by the Company’s officers who shall execute the same, which approval shall be conclusively evidenced by the execution and delivery thereof; and it is

RESOLVED FURTHER, that the officers of the Company are authorized and empowered to make, provide, execute, deliver and file all statements, representations, applications, agreements, certificates, payments, notifications and other documents and instruments, and to take or cause to be taken all such action as may be necessary or advisable to carry out the intent and accomplish the purpose of the foregoing resolutions, all of which actions to be taken or previously taken are hereby ratified and confirmed in all respects.

This Written Consent may be executed in one or more counterparts, each of which shall be an original and all of which together shall be one and the same instrument. This written consent shall be filed in the Minute Book of the Company and become part of the records of the Company.

DATED: March     , 2004

Shareholder

Shareholder

Shareholder

Shareholder

Shareholder

Shareholder

Shareholder